SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

NETSCOUT SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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July 27, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of NetScout Systems, Inc. on Wednesday, September 12, 2018 at 10:00 a.m. local time at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886 (the “Annual Meeting”).

At the Annual Meeting, you will be asked to:

1.	elect two directors nominated by our board of directors;

2.

approve the amendment and restatement of our 2011 Employee Stock Purchase Plan to increase the number of shares of our common stock authorized for issuance thereunder by 3,000,000 shares and make certain other changes as described in Proposal 2;

3.	ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019;

4.	approve, on an advisory basis, the compensation of our named executive officers; and

5.	consider any other business properly brought before the meeting or any adjournment.

The accompanying proxy statement describes these matters in more detail.

It is important that your shares be voted regardless of whether you attend the meeting. Please follow the voting instructions on the Notice of Internet Availability of Proxy Materials that you received. If you received a proxy card or voting instruction form, please complete the proxy card or voting instruction form promptly. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone—please refer to your voting instruction form. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing. We appreciate your cooperation.

Very truly yours,

Anil K. Singhal

Chairman, President, and Chief Executive Officer

NETSCOUT SYSTEMS, INC.

310 Littleton Road

Westford, MA 01886

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

To be held September 12, 2018

To the Stockholders of NetScout Systems, Inc.:

The 2018 Annual Meeting of Stockholders of NetScout Systems, Inc. (the “Annual Meeting”) will be held on Wednesday, September 12, 2018, at 10:00 a.m. local time at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886, for the following purposes:

1.	To elect two Class I directors nominated by our Board of Directors to serve for a three-year term or until their successors are elected and qualified.

2.

To approve the amendment and restatement of our 2011 Employee Stock Purchase Plan to increase the number of shares of our common stock authorized for issuance thereunder by 3,000,000 shares and make certain other changes as described in Proposal 2.

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

4.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement, in accordance with Securities and Exchange Commission rules.

5.	To consider other business properly brought before the meeting or any adjournment.

Stockholders of record at the close of business on July 20, 2018, the record date for determining stockholders entitled to vote at the Annual Meeting, will be entitled to vote at the meeting and any adjournments.

We are mailing our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy statement and our Annual Report to Stockholders for the fiscal year ended March 31, 2018, or the 2018 Annual Report. Stockholders who have requested a paper copy of our proxy materials will continue to receive them by mail. The Notice contains instructions on how to access those documents over the internet and how to request a paper copy of our proxy statement, our 2018 Annual Report, and a form of proxy card or voting instruction card.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting you are urged to complete, sign, date, and return the proxy card mailed or made available to you or to vote over the telephone or the internet as instructed in these materials so that your shares can be voted at the Annual Meeting in accordance with your instructions. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by phone—please refer to your Notice. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on September 12, 2018. Our proxy statement, the proxy card, and the 2018 Annual Report are all available free of charge as described in the attached materials.

By Order of the Board of Directors,

Anil K. Singhal

Chairman, President, and Chief Executive Officer

Westford, Massachusetts

July 27, 2018

NETSCOUT SYSTEMS, INC.

310 Littleton Road

Westford, MA 01886

PROXY STATEMENT

July 27, 2018

Questions and Answers about these Proxy Materials and Voting

What is the purpose of the Annual Meeting?

The purpose of the 2018 Annual Meeting of Stockholders of NetScout Systems, Inc., or the Annual Meeting, is to:

•	elect two Class I directors nominated by our Board to serve for a three-year term or until their successors are elected and qualified;

•

approve the amendment and restatement of our 2011 Employee Stock Purchase Plan to increase the number of shares of our common stock authorized for issuance thereunder by 3,000,000 shares and make certain other changes as described in Proposal 2;

•	ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019;

•

obtain advisory approval of the compensation of our Named Executive Officers (as defined herein), as disclosed in this proxy statement in accordance with the Securities and Exchange Commission, or the SEC, rules; and

•	conduct other business that properly comes before the Annual Meeting or any adjournment.

Why did I receive a notice regarding the availability of proxy materials on the internet?

We intend to mail the Notice of Internet Availability of Proxy Materials, or the Notice, on or about July 27, 2018 to all stockholders of record entitled to vote at the Annual Meeting, and will make available the proxy statement and form of proxy to stockholders on such date. Unless the context suggests otherwise, references in this proxy statement to “NetScout,” the “Company, “we,” “us,” and “our” refer to NetScout Systems, Inc. and, where appropriate, its subsidiaries. The matters to be voted on at the Annual Meeting are set forth in the Notice of the Annual Meeting of Stockholders and further described below.

We are providing access to our proxy materials over the internet. Accordingly, we have sent you the Notice because the Board of Directors, or the Board, of NetScout Systems, Inc., a Delaware corporation, is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The proxy materials include the proxy statement, form of proxy, and our Annual Report to Stockholders for the fiscal year ended March 31, 2018, which contains financial statements for the fiscal year ended March 31, 2018.

You are invited to attend the Annual Meeting on Wednesday, September 12, 2018 at 10:00 a.m. local time at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” the nominees to our Board, “FOR” the approval of the amended and restated Employee Stock Purchase Program, or ESPP; “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019, and “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

Will I receive any proxy materials by mail?

We may send you a proxy card, along with a second Notice by mail, before the Annual Meeting.

Who can vote?

Stockholders of record as of July 20, 2018, or the Record Date, may vote. As of the Record Date, 80,535,259 shares of our common stock were issued and outstanding. Holders of common stock are entitled to one vote per share on proposals presented at the Annual Meeting.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by telephone or through the Internet, by requesting and returning a printed proxy card, or by submitting a ballot in person at the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered a “stockholder of record” of those shares.

If your shares are held in an account at a bank, broker, or other intermediary, you are not a stockholder of record but instead are a “beneficial owner” or a “street name owner” of shares. In this case, the intermediary would be considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker, or other intermediary, which we collectively refer to as your “Broker,” to vote the shares held in your account.

How do I vote my shares?

You may either vote “FOR” all the nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” the proposal, or “ABSTAIN.”

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy over the phone, through the internet, or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting, and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign, and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern time on September 11, 2018 to be counted.

•

To vote through the internet, go to www.edocumentview.com/NTCT to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern time on September 11, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your Broker, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your Broker.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the proxy card that may be delivered to you or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in street name and you do not instruct your Broker how to vote your shares, your Broker may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, Brokers that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposals 1, 2 and 4 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 3 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 3.

What if I return a proxy card or otherwise vote but do not make specific choices?

Our Board named Anil K. Singhal and Jean Bua as attorneys-in-fact in the proxies. If your proxy has been properly executed and returned in time to be counted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your voting instructions. If you have returned a signed proxy but have not indicated your vote, your proxy will be voted “FOR” the nominees to our Board, “FOR” the approval of the amended and restated ESPP, “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019, and “FOR” the advisory approval of the compensation of our Named Executive Officers. Our Board knows of no other matters to be presented at the Annual Meeting. For other matters that may properly come before the Annual Meeting, the attorneys-in-fact will use their judgment in voting your shares.

May I change or revoke my proxy?

You may revoke your proxy before it is voted at the Annual Meeting. If you are a stockholder of record, you may do so by (1) filing a written notice of revocation (dated after the original proxy) with the Secretary of NetScout before the vote at the Annual Meeting, (2) completing a later-dated proxy, including by internet or phone, and delivering it to the Secretary of NetScout before the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person. You should send any written notice of revocation, to be delivered before the Annual Meeting, to NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, Attention: Secretary. If you hold shares through a Broker, you must contact that Broker directly to revoke any prior voting instructions.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD,” and broker non-votes; and, with respect to the other proposals, votes “FOR,” “AGAINST,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting are present at the meeting in person or represented by proxy. On the Record Date, there were 80,535,259 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the Annual Meeting to another place, date or time.

What vote is required to approve each proposal?

Proposal 1: Election of Directors: For the election of directors, the two nominees to serve as Class I directors receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors (also known as a “plurality” of the votes cast) will be elected. Only votes “For” will affect the outcome. Withheld votes and broker non-votes will have no effect.

Proposal 2: Approval of Amendments to 2011 Employee Stock Purchase Plan: The affirmative vote of the holders of a majority of the shares present or represented and voting on this proposal is required to approve the proposed amendments to the 2011 ESPP. Abstentions and broker non-votes will not be counted towards the vote total and will have no effect on the results of this vote.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm: The affirmative vote of a majority of the shares present or represented and voting on this proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019. Abstentions and broker non-votes will not be counted towards the vote total and will have no effect on the results of this vote; however, this proposal is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with this proposal. We are not required to obtain the approval of our stockholders to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, if our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2019, the Audit Committee of our Board will consider the results of this vote when selecting auditors in the future.

Proposal 4: Advisory Vote on Executive Compensation: The affirmative vote of a majority of the shares present or represented and voting on this proposal is required to approve the advisory vote on the compensation of our Named Executive Officers. Abstentions and broker non-votes will not be counted towards the vote total and will have no effect on the results of this vote.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our principal executive offices at 310 Littleton Road, Westford, Massachusetts 01886, attention: Secretary and must be received by us no later than March 29, 2019. We suggest that you submit your proposals by registered mail, return receipt requested. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If you wish to submit a proposal for next year’s annual meeting that is not to be included in next year’s proxy materials or wish to nominate a director, you must submit such proposal or nomination in writing to our executive offices at 310 Littleton Road, Westford, Massachusetts 01886, attention: Secretary, and such proposal or nomination must be received by us no earlier than the close of business of May 15, 2019 and no later than the close of business of June 14, 2019 and must satisfy the requirements described below under “Stockholder Recommendations for Nominees as Directors and the Proposal of Other Business.” If the date of next year’s Annual Meeting is advanced by more than 30 days or delayed by more than 60 days after the anniversary of our annual meeting with respect to the year ended March 31, 2018, any stockholder recommendation or proposal must be received by us no earlier than the close of business on the 90th day prior to such advanced or delayed annual meeting date and no later than the close of business on the later of (i) the 60th day prior to such advanced or delayed annual meeting date or (ii) the 10th day following the day on which the first public announcement of the meeting date is first made by us. You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

The following table sets forth the current directors and the nominees to be elected at the Annual Meeting:

Nominee or Director’s Name and Year First Became Director	Positions with NetScout	Year Term Will Expire	Class
Nominees:
Alfred Grasso (2018)	Director	2021	I
Vincent J. Mullarkey (2000)	Director	2021	I

Continuing Directors:
Anil K. Singhal (1984)	Chairman, President, and Chief Executive Officer	2019	II
John R. Egan (2000)	Director	2019	II
Robert E. Donahue (2013)	Director	2019	II

Joseph G. Hadzima, Jr. (1998)	Director	2020	III
Christopher Perretta (2014)	Director	2020	III
Susan L. Spradley (2018)	Director	2020	III

The Nominees for Class I Director are Messrs. Grasso and Mullarkey

Messrs. Grasso and Mullarkey are Class I directors whose terms expire at the Annual Meeting and who are nominees for re-election for terms that would expire upon the election and qualification of directors at the annual meeting to be held in 2021. As described below, Mr. Mullarkey has served on the Board since November 2000 and was previously elected by the stockholders in September 2015. Mr. Grasso was appointed as a Class I director by the Board in April 2018. Regarding Mr. Grasso’s appointment, our management and existing directors provided the Nominating and Corporate Governance Committee with a slate of potential candidates for consideration, which included Mr. Grasso. After reviewing the potential candidates, the Nominating and Corporate Governance Committee selected Mr. Grasso from such slate, performed further evaluation of his particular experience, qualifications, attributes and skills, and then recommended his appointment to the Board.

Continuing Directors

The Board is also composed of three Class II directors, Messrs. Singhal, Egan, and Donahue, whose terms expire at the annual meeting to be held in 2019, and three Class III directors, Messrs. Hadzima and Perretta and Ms. Spradley, whose terms expire at the annual meeting to be held in 2020.

As of the Record Date, the size of the Board has been fixed at nine members. James A. Lico, currently a Class I director, will not stand for re-election at the Annual Meeting and his term as a director will expire upon the election and qualification of directors at the Annual Meeting. Upon the expiration of Mr. Lico’s term as a director, the size of the Board will be reduced to eight members. NetScout’s by-laws and certificate of incorporation divide the Board into three classes. The members of each class of directors serve for staggered three-year terms.

Proposal and Recommendation

Our Board has nominated and recommended that Mr. Grasso be elected and Mr. Mullarkey be re-elected as Class I directors, to hold office until the annual meeting to be held in the year 2021 or until their successors have been duly elected and qualified or until their earlier resignation or removal.

The Board knows of no reason either nominee would be unable or unwilling to serve, but if either nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above.

Vote Required

Directors are elected by a plurality of the votes cast by the stockholders entitled to vote at such election. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

NOMINEES FOR DIRECTOR.

PROPOSAL 2

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE

NETSCOUT SYSTEMS, INC. 2011 EMPLOYEE STOCK PURCHASE PLAN

Overview

The Company is requesting stockholder approval of an amendment and restatement of the NetScout Systems, Inc. 2011 Employee Stock Purchase Plan, or the Purchase Plan. We refer to such amendment and restatement of the Purchase Plan in this proxy statement as the “Amended Purchase Plan”.

The Amended Purchase Plan contains the following material change from the Purchase Plan:

•

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the Amended Purchase Plan will be 5,500,000 shares, which is an increase of 3,000,000 shares over the maximum number of shares of our common stock that may be issued under the Purchase Plan.

Approval of the Amended Purchase Plan will allow us to continue to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the Amended Purchase Plan, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

If this Proposal 2 is approved by our stockholders, an additional 3,000,000 shares of our common stock will be available for issuance under the Amended Purchase Plan. As of the Record Date, a total of 485,143 shares of our common stock remained available for issuance under the Purchase Plan. We do not maintain any other employee stock purchase plans. As of the Record Date, a total of 80,535,259 shares of our common stock were outstanding.

Summary of the Amended Purchase Plan

The material features of the Amended Purchase Plan are outlined below. The following description of the Amended Purchase Plan is a summary only and is qualified in its entirety by reference to the Amended Purchase Plan attached hereto as Appendix A.

Purpose

The purpose of the Amended Purchase Plan is to provide a means by which certain employees may be given an opportunity to purchase our common stock through payroll deductions, to attract, motivate, and retain the services of those individuals, and to provide incentives for those individuals to exert maximum efforts toward our success.

Participation

As of June 30, 2018, 1,173 employees, or approximately 45% of NetScout’s eligible workforce, participated in the Purchase Plan. In the nearly seven years since implementation of the Purchase Plan, an average of approximately 336,000 shares of common stock were purchased each year.

Administration

Our Board has the power to administer the Amended Purchase Plan and has the final power to construe and interpret both the Amended Purchase Plan and the purchase rights granted thereunder. Our Board has the power, subject to the provisions of the Purchase Plan, to determine the provisions of each offering of rights to purchase our common stock, and whether employees of any of our parent or subsidiary companies will be eligible to participate in the Purchase Plan. Our Board has the power to delegate administration of the Purchase Plan to a committee composed of one or more members of our Board. As used herein with respect to the Purchase Plan, the term “Board” refers to any committee our Board appoints as well as to the Board itself.

Stock Subject to Amended Purchase Plan

The number of shares of our common stock reserved for issuance under the Amended Purchase Plan will be limited to 5,500,000 shares. No shares have yet been issued under the Amended Purchase Plan. If any purchase right granted under the Amended Purchase Plan terminates without having been exercised, the shares of common stock not purchased under such purchase right will become available for issuance under the Amended Purchase Plan.

Offering Periods

Shares of our common stock are offered under the Amended Purchase Plan through a series of offering periods of such duration as determined by our Board, provided that in no event may an offering period exceed 27 months. Each offering period consists of one or more purchase dates, as determined by our Board prior to the commencement of that offering period. Our Board has the authority to alter the duration of subsequent offering periods or change the number of purchase dates within each such offering period. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of our common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations. Our Board has established a series of ongoing offerings under the Amended Purchase Plan, each with a duration of six months and commencing on March 1 and September 1 each year, with a single purchase date on the last business day of the offering period.

Eligibility

Any person (excluding consultants and contractors) who is customarily employed more than 20 hours per week and five months per calendar year by us, or by any of our parent or subsidiary companies designated by our Board, on the first day of an offering period is eligible to participate in that offering under the Amended Purchase Plan, provided such employee has been in our continuous employment for such period preceding the first day of the offering period as our Board may require, but in no event may the required period of continuous employment be greater than two years. Our Board may provide in any offering that certain of our employees who are “highly compensated” as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”) are not eligible to participate in the Purchase Plan.

However, no employee is eligible to participate in the Amended Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock, valued at the time each purchase right is granted, for each calendar year during which those purchase rights are outstanding.

As of the Record Date, approximately 2,574 employees were eligible to participate in the Amended Purchase Plan.

Participation in the Amended Purchase Plan

Eligible employees enroll in the Amended Purchase Plan by delivering to us, prior to the date selected by our Board as the beginning of the offering period, an agreement authorizing payroll deductions as specified by the Board, which may be up to 20% of such employees’ compensation during the offering period.

Purchase Price

The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period is determined by our Board as of the beginning of the offering period, but may not be less than 85% of the lesser of the fair market value per share of our common stock on that purchase date or the fair market value per share of our common stock on the first day of the offering period. As of the Record Date, the closing price of our common stock as reported on the NASDAQ Global Select Market was $30.90 per share.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is funded by payroll deductions accumulated over the offering period. During an offering, a participant may change his or her rate of payroll deductions, as determined by our Board in the offering. All payroll deductions made for a participant are credited to his or her account under the Amended Purchase Plan and deposited with our general funds.

Purchase of Stock

By executing an agreement to participate in the Amended Purchase Plan, an employee is entitled to purchase shares under the Amended Purchase Plan. In connection with offerings made under the Amended Purchase Plan, our Board may specify a maximum number of shares of common stock each employee may purchase and the maximum aggregate number of shares of common stock that may be purchased by all participants in such offering. If the aggregate number of shares to be purchased upon exercise of outstanding purchase rights in the offering would exceed the maximum aggregate number of shares of common stock available, our Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless an employee’s participation is discontinued, his or her right to purchase shares is exercised automatically on the next purchase date at the applicable price. See “Withdrawal” below.

Withdrawal

Participants may withdraw from a given offering period by delivering a notice of withdrawal and terminating their payroll deductions. Such withdrawal may occur at any time prior to the end of an offering, except as otherwise provided by our Board. Upon such withdrawal, we will refund accumulated payroll deductions without interest to the employee, and such employee’s right to participate in that offering will terminate. An employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Amended Purchase Plan.

Termination of Employment

Purchase rights granted pursuant to any offering under the Amended Purchase Plan terminate immediately upon cessation of employment for any reason, and we will refund all accumulated payroll deductions to the terminated employee without interest.

Restrictions on Transfer and Sales

Purchase rights granted under the Amended Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Changes in Capitalization

In the event that there is any change to our outstanding common stock, whether by reason of merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by the Company, appropriate adjustments will be made to (a) the class(es) and maximum number of shares of common stock subject to the Amended Purchase Plan, (b) the class(es) and number of shares and price per share in effect under each outstanding purchase right, and (c) the number of shares and purchase limits of all outstanding purchase rights.

Effect of Certain Corporate Transactions

In the event of a Corporate Transaction, any surviving or acquiring corporation, or its parent company, may assume, continue or substitute similar purchase rights for those outstanding under the Amended Purchase Plan. If the surviving or acquiring corporation, or its parent company, does not assume or continue such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be applied to the purchase of shares of our common stock within 10 business days prior to the Corporate Transaction, and such purchase rights will terminate immediately thereafter.

A Corporate Transaction will be deemed to occur in the event of the consummation, in a single transaction or in a series of related transactions of any one or more of the following: (a) a sale or other disposition of all or substantially, as determined by the Board in its sole discretion, all of the consolidated assets of us and our subsidiaries; (b) a sale or other disposition of at least 90% of our outstanding securities; (c) a merger, consolidation or similar transaction in which we are not the surviving corporation; or (d) a merger, consolidation or similar transaction in which we are the surviving corporation, but shares of our outstanding common stock are converted into other property by virtue of the transaction.

Termination and Amendment

Our Board may suspend or terminate the Amended Purchase Plan at any time. Our Board may amend the Amended Purchase Plan at any time. Any amendment of the Amended Purchase Plan must be approved by the stockholders within 12 months of its adoption by our Board if such amendment (a) would increase the number of shares of common stock reserved for issuance under the Amended Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Amended Purchase Plan, or (c) is necessary for the Purchase Plan to satisfy Sections 423 of the Code or other applicable laws and regulations.

Except as provided in the Amended Purchase Plan, purchase rights granted before amendment or termination of the Amended Purchase Plan will not be altered or impaired by any amendment or termination of the Amended Purchase Plan without the consent of the employee to whom such purchase rights were granted.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to employees and us with respect to participation in the Amended Purchase Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

The Amended Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, a participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were paid directly to the participant. However, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or exercise of purchase rights. Taxable income is not be recognized until there is a sale or other disposition of the shares acquired under the Amended Purchase Plan, or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after the beginning of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares more than two years after the beginning of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, the participant will generally recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the participant still owns the purchased shares at the time of death, then a transfer by the estate will be considered a distribution and the lesser of the following amounts will be treated as ordinary income: (a) the excess of the fair market value of the shares at the time of death over the purchase price or (b) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Amended Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Plan Benefits Under Purchase Plan

As of the Record Date, none of our named executive officers, current executive officers, current directors who are not executive officers, nominees for directors, or associates of any of the foregoing have purchased shares of our common stock under the purchase Plan. As of the Record Date, no person has received or is to receive 5% of purchase rights under the Purchase Plan, and all of our employees, including current officers who are not executive officers, as a group, have purchased 2,014,857 shares of our common stock under the Purchase Plan.

New Plan Benefits Under Amended Purchase Plan

Participation in the Amended Purchase Plan is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the Amended Purchase Plan. In addition, we have not approved any grants of purchase rights that are conditioned on stockholder approval of this Proposal 2. Accordingly, we cannot determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Amended Purchase Plan. Our non-employee directors will not be eligible to participate in the Amended Purchase Plan.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented and voting on this proposal is required to approve the proposed Amended Purchase Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDED PURCHASE PLAN.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2019. PricewaterhouseCoopers LLP has served as our auditors since 1993. We expect that a member of PricewaterhouseCoopers LLP will attend the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions from our stockholders. We are incorporated in Delaware, and Delaware law does not require the ratification of the Audit Committee’s selection, but the Audit Committee will consider the results of this vote when selecting auditors in the future.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented and voting on this proposal is required to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2017 Annual Meeting of Stockholders, or the 2017 Annual Meeting, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of our Named Executive Officers, commonly referred to as a “say-on-pay vote,” every year. The Board adopted a policy to hold annual “say-on-pay” votes that is consistent with that preference. Therefore we are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation but rather the overall compensation of our Named Executive Officers and the philosophy, policies, and practices described in this proxy statement. At the 2017 Annual Meeting, our stockholders approved our say-on-pay proposal with 95% of the total votes cast voting in favor.

The Compensation Committee carefully considers the results of the advisory vote on our say-on-pay proposal in the context of its annual review of executive compensation and the on-going work of the Compensation Committee. The Compensation Committee and the Board focus significant time and attention on the issues raised by our stockholders. In particular, the Compensation Committee reviews specific feedback from our investors and proxy advisory firms on certain compensation practices and related disclosures. Additionally, the Compensation Committee engages the services of an independent compensation consultant and other outside advisors to review and make recommendations regarding various aspects of our compensation program.

As described in this proxy statement, the Compensation Committee weighs the appropriate mix of compensation elements, including the allocation between cash and equity, for each executive officer to help achieve those objectives. The Company’s Compensation Discussion and Analysis, or CD&A, contained in this proxy statement describes our executive compensation program and the decisions made by the Compensation Committee in detail.

The goal of our executive officer compensation program is to retain and reward highly qualified, talented leaders who create long-term stockholder value. In addition, our program is designed to align management’s interests with those of our stockholders and to motivate senior executives to increase our long-term growth and profitability. While our compensation philosophy has not significantly changed in recent years, our company has changed considerably, growing from just over $450 million in revenue in fiscal year 2015 to nearly $1 billion in revenue in fiscal year 2018 and increasing from approximately 1,000 employees to 3,000, following the transformative acquisition of the Danaher Communications Business in July 2015. In the immediate months following the closing of the acquisition in July 2015, our Compensation Committee and Board decided, after careful consideration, to focus on the integration of the assets before considering changes to our compensation program.

After three years of considerable change and substantial integration efforts following the transformative acquisition, our Compensation Committee has continued to reconsider our group of peer companies and best practices in the market and taken steps to bring our compensation practices in line with other companies our size.

As described more fully in the CD&A, we continue to emphasize pay for performance. For example, as in the past, for fiscal year 2019, our Named Executive Officers will not be eligible for their full bonus until after a threshold profitability (non-GAAP EPS) target is met. Further, the Compensation Committee with respect to the Named Executive Officers other than the CEO, and the Board, with respect to the CEO, determined that one-third of the shares subject to the RSUs granted to our Named Executive Officers will be granted on the basis of achievement of corporate and individual performance goals in the prior fiscal year. Other points that underscore the continued alignment between stockholders’ interests and executive officer performance include, among other items:

•	No guaranteed bonuses;

•	Limits on short-term incentives;

•	No tax gross ups;

•	Hedging and pledging of company stock is prohibited for our directors, executive officers and employees;

•	Significant proportion of total compensation in the form of long-term equity awards; and

•	Meaningful stock holding requirements.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board, and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented and voting on this proposal is required to approve, on and advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Positions
Anil K. Singhal	64	Chairman, President, Chief Executive Officer, and Director
Michael Szabados	66	Chief Operating Officer
John W. Downing	60	Executive Vice President, Worldwide Sales
Jean Bua	60	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
Robert E. Donahue	70	Director
John R. Egan	60	Director
Alfred Grasso	59	Director
Joseph G. Hadzima, Jr.	66	Director
James A. Lico	52	Director
Vincent J. Mullarkey	70	Director
Christopher Perretta	60	Director
Susan L. Spradley	57	Director

Executive Officers

Anil Singhal co-founded the Company in June 1984 and has served as NetScout’s Chief Executive Officer and as a director on NetScout’s Board since inception. In January 2007, Mr. Singhal was appointed Chairman of the Board, and has been serving as NetScout’s President, CEO and Chairman since that time. In his current role, Mr. Singhal is focused on providing strategic leadership and vision, as well as setting operational priorities for NetScout’s management team. Mr. Singhal’s vision of “traffic-based instrumentation” has guided NetScout’s product direction and focus for the past three decades, helping to shape the evolution for the industry in the process. Under Mr. Singhal’s leadership, NetScout has grown substantially during the past three decades, completing its initial public offering in 1999, acquiring the Danaher Communications Business in 2015 for $2.3 billion which nearly tripled the size of the Company in terms of revenue, free cash flow and employees. He is credited with numerous innovations in the field of network traffic monitoring and analysis that have helped NetScout gain numerous industry accolades. During the past decade, Mr. Singhal has also been an instrumental part of a number of strategic acquisitions that have fortified and enhanced NetScout’s technology, customer base and go-to-market capabilities. Mr. Singhal has earned notable recognition for his entrepreneurial success, including the TiE (The Indus Entrepreneur) Boston Lifetime Achievement in 2013, Enterprise Bank’s 2013 George L. Duncan Award of Excellence and Ernst & Young’s New England Entrepreneur of the Year in 1997. Mr. Singhal holds a BSEE from BITS, Pilani, India and an MS in Computer Science from the University of Illinois, Urbana-Champaign. The Company’s Nominating and Corporate Governance Committee believes that Mr. Singhal’s experience serving as the Company’s Chief Executive Officer since the Company’s founding combined with his business expertise, industry-specific knowledge and technical know-how qualify him to serve as a director of the Company.

Michael Szabados has served as NetScout’s Chief Operating Officer since April 2007. In this role, Mr. Szabados is focused on executing NetScout’s vision and strategy. During his tenure, he has been critical in helping lead NetScout’s key functional areas as NetScout nearly tripled in size. During his tenure, NetScout successfully completed and integrated six acquisitions before the 2015 $2.3 billion acquisition of the Danaher Communications Business. His career at NetScout began in 1997 when he joined the Company as vice president, marketing, charged with increasing the Company’s overall visibility and market awareness. His responsibilities expanded in 2001 to encompass product development, manufacturing and customer support when he was promoted to Senior Vice President, Product Operations. A veteran of the enterprise networking industry, Mr. Szabados held senior leadership roles with companies including UB Networks, SynOptics/Bay Networks and MIPS Corporation following engineering and product management roles at Intel Corporation and later at Apple. Mr. Szabados holds a BSEE from UC Irvine and an MBA from UC Santa Clara.

Jean Bua has served as NetScout’s Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer since September 2015 and as NetScout’s Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer from November 2011 until September 2015. She joined the Company in September 2010 as Vice President, Finance, in conjunction with the Company’s succession planning. In her current role, Ms. Bua is responsible for investor relations, treasury, financial planning and analysis, real estate development, accounting and compliance. Ms. Bua has played a key role in executing on the financial aspects of NetScout’s strategy. During her tenure, NetScout successfully completed and integrated five acquisitions before the 2015 $2.3 billion acquisition of the Danaher Communications Business. In May 2017, Ms. Bua joined the board of CoreSite Realty Corporation, a publicly-traded provider of data center and interconnection solutions across the U.S. Before joining NetScout, Ms. Bua served as Executive Vice President, Finance & Treasurer of American Tower Corporation, where she was a critical contributor to multiple equity and debt financings, and numerous acquisitions that helped the company to more than double in revenue and become a leading provider of infrastructure for the wireless telecommunications industry. Prior to American Tower, Ms. Bua spent nine years at Iron Mountain, Inc., concluding as Senior Vice President, Chief Accounting Officer and Worldwide Controller. During her tenure, Iron Mountain successfully consolidated the records management industry, growing from annual revenue of $100 million to over $2 billion through more than 100 acquisitions. Previously, she held senior positions at Duracraft Corp. and Keithley Instruments. She was a management consultant at Ernst & Young and an auditor at KPMG. Ms. Bua earned her Bachelor of Science in Business Administration, summa cum laude, from Bryant College and her Masters of Business Administration from the University of Rhode Island.

John W. Downing has served as NetScout’s Executive Vice President, Worldwide Sales Operations since September 2015, and as Senior Vice President, Worldwide Sales Operations from 2007 until September 2015. In this role, Mr. Downing is responsible for directing NetScout’s sales leadership in both the service provider and enterprise markets. Under Mr. Downing’s direction, NetScout has reported strong revenue growth and built long-term relationships with leading telecommunications service providers, government agencies and many of the world’s largest corporations. He joined NetScout in 2000 as Vice President, Sales Operations, instituting and refining key go-to-market programs and sales processes that have underpinned the Company’s revenue growth during the past 16 years. Prior to NetScout, from April 1998 until September 2000, Mr. Downing served as Vice President of Sales at Genrad Corporation, a $300 million manufacturer of electronic testing equipment and production solutions, and was Vice President of North American Sales from January 1996 until March 1998. Mr. Downing earned a Bachelor of Science in Engineering (BSE) in Computer Science and Applied Mathematics from Tufts University and a Master’s in Business Administration from Suffolk University.

Directors

Robert E. Donahue has been a NetScout director since March 2013. He served on the board of directors of Sycamore Networks, Inc., an intelligent optical networking and multiservice access provider, from July 2007 until October 2014. Mr. Donahue served on the board of directors of Cybersource Corporation, a leading provider of electronic payment and risk management solutions, from November 2007 to August 2010. From August 2004 to November 2007, Mr. Donahue served as the President and Chief Executive Officer of Authorize.Net Holdings, Inc. (formerly Lightbridge Inc.), a leading transaction processing company, before it was acquired by Cybersource Corporation in November 2007. Mr. Donahue also served as a member of Authorize.Net’s board of directors from January 2004 until November 2007. The Company’s Nominating and Corporate Governance Committee believes that Mr. Donahue’s industry knowledge together with his service on other public company boards provide deep experience to the Company and qualify him to serve as a director of the Company.

John R. Egan has been a NetScout director since October 2000 and serves as NetScout’s Lead Independent Director. Mr. Egan is a founding managing partner of Egan-Managed Capital, L.P., a Boston-based venture capital fund specializing in New England, information technology, and early-stage investments, which began in the fall of 1996, and is a managing partner of Carruth Associates. From 1992 until 2016, he was a member of the

Board of Directors at EMC Corporation, a publicly-held provider of computer storage systems and software prior to its acquisition by Dell. From 2007 until 2016, Mr. Egan also served as a member of the Board of Directors at VMWare, a leader in virtualization and cloud infrastructure. Since 2011, Mr. Egan has served as a member of the Board of Directors and currently serves as Non-Executive Chairman of the Board of Directors and serves on the Nominating and Corporate Governance Committee at Progress Software Corp., a global software company. Since 2012, Mr. Egan has served as Lead Director of the Board of Directors of Verint Systems, Inc., a publicly-held provider of systems to the internet security market, where he is currently the Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation Committee. Mr. Egan formerly served on the Board of Trustees at Boston College until 2018 and currently serves as a director for two other privately held companies. The Company’s Nominating and Corporate Governance Committee believes that Mr. Egan’s extensive understanding and involvement in the information technology industry together with his executive leadership roles and his service on other public company boards provide deep experience to the Company and qualify him to serve as a director of the Company.

Alfred Grasso has been a NetScout director since April 2018. Mr. Grasso is the immediate past President and Chief Executive Officer of the MITRE Corporation, a position he held from 2006 to 2017 and where he continues to serve as a Trustee and Consultant for the MITRE Corporation. Mr. Grasso’s experience includes service on the boards for a number of scientifically-driven organizations and non-profit institutions. Mr. Grasso is currently a member of the Defense Science Board and a former member of the Army Science Board. He currently serves on the George Mason University Foundation Board of Trustees and as a member of the National Academy of Science’s Government, University and Industry Research Roundtable. Mr. Grasso is a Permanent Director and Executive Committee member of the Armed Forces Communications and Electronics Association (AFCEA) International’s Board of Directors and served as Chairman from 2012 to 2014 and vice chairman from 2010 to 2012. Mr. Grasso is the former President of the Board of the National GEM Consortium, a non-profit organization that promotes the participation of under-represented groups in the science, technology, engineering and math fields. He has served as a member of the Stevens Institute Systems Engineering Research Center Advisory Board, the University of Virginia’s Department of Systems and Information Engineering Advisory Board, Howard University’s College of Engineering, Architecture and Computer Sciences Board of Visitors, and the Northern Virginia Technology Council. The Company’s Nominating and Corporate Governance Committee believes that Mr. Grasso’s experience as Chief Executive Officer of the MITRE Corporation provides deep government sector and global business experience to the Company and qualify him to serve as a director of the Company.

Joseph G. Hadzima, Jr. has been a NetScout director since July 1998. Mr. Hadzima has been a Managing Director of Main Street Partners, LLC, a venture capital investing and technology commercialization company, since April 1998. Since 2000, he has also been President of IPVision, Inc., a Main Street Partners portfolio company that provides intellectual property analysis systems and services. Mr. Hadzima is also a Senior Lecturer at MIT Sloan School of Management, of counsel at a law firm, and serves as a director on two private company boards. The Company’s Nominating and Corporate Governance Committee believes that Mr. Hadzima’s experience with emerging technology companies, his prior legal experience, and his service on other boards provide the Company with valuable business perspective and insight into emerging technologies that may affect the business and strategies of the Company and qualify him to serve as a director of the Company.

James A. Lico was appointed to NetScout’s Board of Directors in July 2015 following the completion of the Company’s acquisition of the communications business of Danaher Corporation. Mr. Lico serves as the founding President and CEO of Fortive Corporation, a diversified industrial growth company specializing in professional instrument and industrial technology, spun out of Danaher Corporation in July 2016. Before that, Mr. Lico has served as Danaher’s executive vice president with responsibility for its Test & Measurement segment and Gilbarco Veeder-Root business since 2005. He joined Danaher in 1996 as Vice President, Operations of Veeder-Root and was subsequently appointed to senior leadership positions within Danaher until his appointment as Executive Vice President. Prior to Danaher, Mr. Lico held increasing responsible positions in manufacturing with both General Motors Corporation and AlliedSignal, Inc. The Company’s Nominating and Corporate Governance

Committee believes that Mr. Lico’s experience in the technology industry, including his responsibility for the Danaher Communications Business, provides the Company with valuable insight into the Company following the acquisition and qualifies him to serve as a director of the Company. Under the Agreement and Plan of Merger and Reorganization, dated October 12, 2014 (“Merger Agreement”) by and among the Company, Danaher Corporation (“Danaher”) and certain subsidiaries of the Company and Danaher, the Company agreed to appoint to the Company’s Board one individual designated by Danaher, effective on the closing date of the merger, which was July 14, 2015. Danaher designated, and the Board elected, James A. Lico as a new director. Pursuant to the Merger Agreement, the Board proposed Mr. Lico as a director nominee for election to the Board, and Mr. Lico was so elected, at the 2015 Annual Meeting.

Vincent J. Mullarkey has been a NetScout director since November 2000. From May 2005 to June 2007, he was a member of the Board of Directors and the Chairman of the Audit Committee of webMethods, Inc., a then publicly-held business process integration software company that was acquired by Software AG in June 2007. Mr. Mullarkey was the Senior Vice President, Finance and Chief Financial Officer of Digital Equipment Corporation from 1994 until his retirement in September 1998. The Company’s Nominating and Corporate Governance Committee believes that Mr. Mullarkey’s board and audit committee experience in other public companies coupled with his financial experience in the technology arena provide the Company with essential business and financial expertise and qualify him to serve as a director of the Company.

Christopher Perretta has been a NetScout director since September 2014. Mr. Perretta has served as chief information and operations officer at MUFG Americas Holdings Corporation and its U.S. banking subsidiary, MUFG Union Bank, N.A. since April 2016. Previously, he served as Executive Vice President and Chief Information Officer at State Street Corporation from September 2007 until 2016 and as a member of State Street Corporation’s Management Committee February 2013 until 2016. From December 1996 to September 2007, Mr. Perretta served in various roles at General Electric Corporation, including as Chief Information Officer for the North American Consumer Financial Services unit, Chief Technology Officer for General Electric Capital, and, from January 2003 to September 2007, as Chief Information Officer of General Electric Commercial Finance. Mr. Perretta has also served as a member of the board of directors of a privately-held technology company and the Advanced Cyber Security Center. The Company’s Nominating and Corporate Governance Committee believes that Mr. Perretta’s experience with various Fortune 500 companies and his service on other boards provide the Company with valuable business perspective and insight into global issues that may affect the business and strategies of the Company and qualify him to serve as a director of the Company.

Susan L. Spradley has been a NetScout director since April 2018. Ms. Spradley is a partner in the Tap Growth Group, a position she has held since August 2017, and the Chief Executive Officer of Motion Intelligence, Inc., a private company, which she joined in December 2017. From January 2013 to January 2017, she served in various roles at Viavi Solutions Inc. (formerly JDS Uniphase), most recently as Executive Vice President and General Manager of Product Line Management and Design. Prior to 2013, Ms. Spradley served as Chief Executive Officer and Executive Director of US Ignite, a White House and National Science Foundation initiative focused on applications for smart city implementation. Ms. Spradley also held senior leadership roles at Nokia Siemens Networks and Nortel Networks prior to that. Ms. Spradley currently serves on the Board of Directors of Qorvo, Inc. (Nasdaq: QRVO), a provider of innovative RF solutions, and Avaya Holdings Corp. (NYSE: AVYA), a digital communications software, services and devices company, and serves as Chairman of the Board of Directors of US Ignite. The Nominating and Corporation Governance Committee believes that Ms. Spradley’s executive experience, as well as her experience with technology companies and service on other public company boards provide valuable insights into issues that affect the Company’s business and qualify her to serve as a director of the Company.

There are no family relationships among any of our executive officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of the Record Date by each Named Executive Officer named in the Summary Compensation Table, each director and nominee for director, all executive officers and directors as a group, all those known by us to be beneficial owners of more than 5% of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class Beneficially Owned
Anil K. Singhal(2)	2,625,654	3.26%
Michael Szabados(3)	59,866	*
Jean Bua(4)	77,913	*
John W. Downing(5)	107,343	*
Robert E. Donahue(6)	17,977	*
John R. Egan(7)	81,740	*
Joseph G. Hadzima, Jr.(8)	120,798	*
James A. Lico(9)	16,978	*
Vincent J. Mullarkey(10)	46,849	*
Christopher Perretta(11)	13,771	*
Alfred Grasso(12)	2,000	*
Susan L. Spradley(13)	2,000	*
BlackRock, Inc.(14) 55 East 52nd Street New York, New York 10055	9,273,951	11.52%
Neuberger Berman Group LLC and affiliates(15) 1290 Avenue of the Americas New York, New York 10104	8,139,721	10.11%
Brown Capital Management, LLC(16) 1201 N. Calvert Street Baltimore, Maryland 21202	5,004,555	6.21%
The Vanguard Group(17) 100 Vanguard Boulevard Malvern, PA 19335	7,027,087	8.73%
Atlantic Trust Group, LLC(18) 3290 Northside Parkway, 7th Floor Atlanta, GA 30327	4,812,841	5.98%
Dimensional Fund Advisors LP(19) Building One 6300 Bee Cave Road Austin, Texas, 78746	5,200,196	6.46%
Turtle Creek Equity Fund(20) c/o Turtle Creek Asset Management, Inc. 4 King Street West, Suite 1300 Toronto, Ontario M5H 1B6 Canada	4,890,951	6.07%
Turtle Creek Asset Management, Inc.(21) 4 King Street West, Suite 1300 Toronto, Ontario M5H 1B6 Canada	4,750,446	5.90%
Capital Ventures International and affiliates(22) Windward 1 Regatta Office Park, West Bay Road Grand Cayman E9 KY1-1103	5,979,994	7.43%
All executive officers and directors as a group (12 persons)(23)	3,172,889	3.93%

*	Represents less than one percent of class.
(1)

Under applicable SEC rules and regulations, a person is considered to beneficially own our common stock if such person either has the sole or shared power with any other person to either vote or dispose of such common stock. As a result, more than one person may be reported as the beneficial owner of any particular share of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock issuable by the Company to a person or entity named below pursuant to restricted stock units which may vest within 60 days of the Record Date are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person or entity. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Unless otherwise noted, the address of each person listed on the table is c/o NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, and each person has either sole or shared voting or dispositive power over the shares shown below as beneficially owned by such person.

(2)

Includes 27,500 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date and 124,690 shares held by a charitable foundation of which Mr. Singhal and his spouse are trustees. As of the Record Date, Mr. Singhal’s spouse did not beneficially own at least five percent of the Company’s outstanding common stock, and therefore the 1,074,028 shares held by trusts of which Mr. Singhal’s spouse is deemed the beneficial owner are reported herein by Mr. Singhal. This amount does not include an aggregate of 776,887 shares held in a trust for the benefit of Mr. Singhal’s children for which neither Mr. Singhal nor his spouse is a trustee, and 66,134 shares held in a trust for the benefit of Mr. Singhal’s nieces and nephews for which neither Mr. Singhal nor his spouse is a trustee.

(3)	Includes 16,250 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(4)	Includes 15,000 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(5)	Includes 15,000 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(6)	Includes 4,236 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(7)	Includes 4,236 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(8)	Includes 4,236 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(9)	Includes 4,236 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(10)	Includes 4,236 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(11)	Includes 4,236 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(12)	Includes 2,000 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(13)	Includes 2,000 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(14)

This information is based solely on a Schedule 13G/A filed with the SEC on January 19, 2018 (the “BlackRock 13G”). According to the BlackRock 13G, as of December 31, 2017, BlackRock, Inc. had the sole power to vote 9,096,558 shares and sole dispositive power over 9,273,951 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock reported on the BlackRock 13G. The BlackRock 13G provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the aforementioned entity may have changed between December 31, 2017 and the Record Date.

(15)

This information is based solely on a Schedule 13G/A filed with the SEC on February 15, 2018 by Neuberger Berman Group LLC on behalf of itself and on behalf of Neuberger Berman Investment Advisers LLC and Neuberger Berman Equity Funds (the “Neuberger 13G”). According to the Neuberger 13G, as of December 31, 2017, Neuberger Berman Group LLC had the shared power to vote or direct the vote of 8,015,965 shares and shared power to dispose of or direct the disposition of 8,139,721shares, Neuberger Berman Investment Advisers LLC had the shared power to vote or direct the vote of 8,015,965 shares and shared power to dispose of or direct the disposition of 8,139,721 shares, and Neuberger Berman Equity Funds had the shared power to vote or direct the vote of 5,126,634 shares and shared power to dispose of or direct the disposition of 5,126,634 shares. Neuberger Berman Group LLC and its affiliates may be deemed to be beneficial owners of securities for purposes of Exchange Act Rule 13d-3 because they or certain affiliated persons have shared power to retain, dispose of or vote the securities of unrelated clients. Neuberger Berman Group LLC or its affiliated persons do not, however, have any economic interest in the securities of those clients. The clients have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. No one client has an interest of more than 5% of the issuer. In addition to the holdings of individual advisory clients, Neuberger Berman Investment Advisers LLC serves as investment manager of Neuberger Berman Group LLC’s various registered mutual funds which hold such shares. The holdings belonging to clients of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC are also aggregated to comprise the holdings referenced in the Neuberger 13G. This amount also includes shares from individual client accounts over which Neuberger Berman Investment Advisers LLC has shared power to dispose but does not have voting power over these shares. The holdings of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC, are also aggregated to comprise the holdings referenced in the Neuberger 13G. Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC and certain affiliated persons may be deemed to beneficially own the securities covered by the Neuberger 13G in their various fiduciary capacities by virtue of the provisions of Exchange Act Rule 13d-3. Neuberger Berman Group LLC, through its subsidiaries Neuberger Berman Fixed Income Holdings LLC, NB Alternatives Holdings LLC and Neuberger Trust Holdings LLC controls Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC and certain affiliated persons. Each of Neuberger Berman Group LLC, Neuberger Berman Fixed Income Holdings LLC, NB Alternatives Holdings LLC, Neuberger Trust Holdings LLC, Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC and certain affiliated persons disclaim beneficial ownership of the securities covered by the Neuberger 13G. The Neuberger 13G provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the aforementioned entities may have changed between December 31, 2017 and the Record Date.
(16)	This information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2018 (the “Brown 13G”). According to the Brown 13G, as of December 31, 2017, Brown Capital Management, LLC had the sole power to vote 3,188,924 shares and sole dispositive power over 5,004,555 shares. The Brown 13G provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the aforementioned entity may have changed between December 31, 2017 and the Record Date.
(17)	This information is based solely on a Schedule 13G/A filed with the SEC on February 9, 2018 (the “Vanguard 13G”). According to the Vanguard 13G, as of December 31, 2017, The Vanguard Group had sole power to vote 93,203 shares, shared power to vote 11,893 shares, sole dispositive power over 6,928,726 shares and shared dispositive power over 98,361 shares. According to the Vanguard 13G, as of December 31, 2017, The Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of The Vanguard Group, Inc., was the beneficial owner of 86,468 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd. (“VIA”), a wholly owned subsidiary of The Vanguard Group, Inc., was the beneficial owner of 18,628 shares as a result of its serving as investment manager of Australian investment offerings. The Vanguard 13G provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the aforementioned entity may have changed between December 31, 2017 and the Record Date.
(18)	This information is based solely on a Schedule 13G filed with the SEC on February 13, 2018 (the “AT 13G”). According to the AT 13G, as of December 31, 2017, Atlantic Trust Group, LLC had the sole power to vote 4,812,841 shares and sole dispositive power over 4,812,841shares. The AT 13G provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the aforementioned entity may have changed between December 31, 2017 and the Record Date.
(19)

This information is based solely on a Schedule 13G filed with the SEC on February 9, 2018 (the “Dimensional 13G”). According to the Dimensional 13G, as of December 31, 2017, Dimensional Fund Advisors LP had the sole power to vote 5,095,452 shares and sole dispositive power over 5,200,1961 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934. The Dimensional 13G provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the aforementioned entity may have changed between December 31, 2017 and the Record Date.
(20)	This information is based solely on a Schedule 13G filed with the SEC on January 19, 2018 (the “Turtle Creek 13G”). According to the Turtle Creek 13G, as of January 10, 2018, Turtle Creek Equity Fund had the sole power to vote 4,890,951 shares and sole dispositive power over 4,890,951 shares. The Turtle Creek 13G provides information only as of January 10, 2018 and, consequently, the beneficial ownership of the aforementioned entity may have changed between January 10, 2018 and the Record Date.
(21)	This information is based solely on a Schedule 13G/A filed with the SEC on February 9, 2018 (the “Turtle Creek Asset 13G”). According to the Turtle Creek Asset 13G, as of December 31, 2017, Turtle Creek Asset Management, Inc. had the sole power to vote 4,750,446 shares and sole dispositive power over 4,750,446 shares. The Turtle Creek Asset 13G provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the aforementioned entity may have changed between December 31, 2017 and the Record Date.
(22)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2016. Capital Ventures International has the sole power to vote 5,337,701 of such shares, shared power to vote 5,979,994 of such shares, sole dispositive power over 5,337,701 of such shares and shared dispositive power over 5,979,994 of such shares. Susquehanna Advisors Group, Inc. has shared power to vote 5,979,994 of such shares and shared dispositive power over 5,979,994 of such shares. G1 Execution Services, LLC has the sole power to vote 139 of such shares, shared power to vote 5,979,994 of such shares, sole dispositive power over 139 of such shares and shared dispositive power over 5,979,994 of such shares. Susquehanna Fundamental Investments, LLC has shared power to vote 5,979,994 of such shares and shared dispositive power over 5,979,994 of such shares. Susquehanna Securities has the sole power to vote 642,154 of such shares, shared power to vote 5,979,994 of such shares, sole dispositive power over 642,154 of such shares and shared dispositive power over 5,979,994 of such shares. Susquehanna Advisors Group, Inc. is the investment manager to Capital Ventures International and as such may exercise voting and dispositive power over the 5,337,701 shares directly owned by Capital Ventures International. G1 Execution Services, LLC and Susquehanna Securities are affiliated independent broker-dealers which, together with Capital Ventures International, Susquehanna Advisors Group, Inc. and Susquehanna Fundamental Investments, LLC may be deemed a group and therefore deemed to share voting and dispositive power over all such shares, although each has disclaimed beneficial ownership of shares held by the others.
(23)	Includes an aggregate of 103,166 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board is currently chaired by the President and Chief Executive Officer of the Company, Mr. Singhal. The Board believes combining the position of Chief Executive Officer and Chairman is in the best interest of the Company and its stockholders. As one of the co-founders of the Company, Mr. Singhal provides extensive technology vision, industry expertise and leadership; historical knowledge of the Company, its customers, and solutions; and a deep understanding of the opportunities and challenges facing the Company today. Those attributes, together with his combined role, place him in the best position to ensure that the Board and management act with a common purpose to execute the Company’s strategic initiatives and business plans. To reinforce director independence and provide for leadership separate from the Chairman, our Board appointed Mr. Egan as Lead Independent Director.

Director Independence

Our Board has determined that each of Messrs. Donahue, Egan, Grasso, Hadzima, Mullarkey and Perretta and Ms. Spradley is, and Mr. DeMarines was, independent within the meaning of the director independence standards of The Nasdaq Stock Market LLC, or Nasdaq, and the SEC. Furthermore, our Board has determined that each current member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of our Board, and each director who served as a member of any of the foregoing committees of the Board during the fiscal year ended March 31, 2018 is, or, in the case of Mr. DeMarines, was, independent within the meaning of the Company’s, Nasdaq’s, and the SEC’s independence standards, as applicable.

Executive Sessions of Independent Directors

Our Board holds executive sessions of the independent members of our Board following each regularly scheduled in-person meeting of our Board. The Lead Independent Director, currently Mr. Egan, chairs the executive sessions.

Policies Governing Director Nominations

Director Qualifications

Our Nominating and Corporate Governance Committee is responsible for reviewing with our Board the appropriate qualities, skills, and characteristics desired of Board members in the context of the needs of the business and current make-up of our Board. This assessment includes consideration of the following minimum qualifications that our Nominating and Corporate Governance Committee believes must be met by all directors:

•	directors must be individuals of the highest ethical character and integrity and share our values as reflected in our Code of Business Conduct;

•	directors must have reputations, both personal and professional, consistent with our image and reputation;

•	directors must be free of conflicts of interest that would interfere with the proper performance of the responsibilities of a director;

•	directors must have the ability to exercise sound business judgment;

•	directors must be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and/or committee member, as the case may be;

•	directors must have substantial business or professional experience and expertise and be able to offer meaningful and practical advice and guidance to our management based on that experience and expertise; and

•	directors must have a commitment to enhancing stockholder value.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills, and characteristics when evaluating director nominees, such as:

•	an understanding of and experience in the network application/performance management solutions market, the market for networking solutions generally and related accounting, legal, finance, product, sales and/or marketing matters;

•	experience on other public or private company boards, unless a director otherwise provides complementary capabilities or qualifies as an “audit committee financial expert” under the rules of the SEC;

•	leadership experience with public companies or other major organizations; and

•	diversity of the Board, taking into account the business and professional experience, educational background, reputation, industry expertise across various market segments and technologies relevant to our business, as well as other relevant attributes of the candidates.

Board members are expected to prepare for, attend, and participate in Board meetings and meetings of committees on which they serve. In addition, directors must stay abreast of our business and markets.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for nominating persons for election as directors of the Company. Our Board delegates the initial selection process to our Nominating and Corporate Governance Committee, with the expectation that other members of our Board, and of management, will take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, or through such other methods as our Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee seeks to identify and recruit diverse candidates (including women and minority candidates), as part of the search process for new Board members. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee and set forth in the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets to discuss and evaluate the qualities and skills of each candidate in light of the criteria set forth above or established by the Nominating and Corporate Governance Committee from time to time, both on an individual basis and taking into account the overall composition and needs of our Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for our Board’s approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of our Board.

Stockholder Recommendations for Nominees As Directors and the Proposal of Other Business

Our Nominating and Corporate Governance Committee will consider recommendations for candidates for nominees as directors and proposals for business other than director nominations that are properly submitted by stockholders. Any recommendation of a nominee for the Board or any proposal for business other than director nominations by our stockholders with respect to our Annual Meeting of Stockholders for the fiscal year ended March 31, 2019, or the 2019 Annual Meeting, must be submitted in writing to our principal executive offices at 310 Littleton Road, Westford, Massachusetts 01886, attention: Secretary, and must be received by us and comply with the requirements set forth in our by-laws.

Any communication with respect to nominees as directors should (i) describe why the candidate meets the Board’s criteria described above; (ii) include the candidate’s and recommender’s names and addresses and provide biographical information about the recommended candidate that would be required to be disclosed in solicitations of proxies for election of directors; (iii) include the proposed nominee’s written consent to serve as a nominee, if nominated, and as a director, if elected; and (iv) contain any additional information otherwise required by Regulation 14A under the Exchange Act.

Any communication with respect to the proposal of business other than director nominations should include, among other matters required by our by-laws, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder or any stockholder associated person (as defined in our by-laws), if any, on whose behalf the proposal is made.

The requirements for stockholder director nominations and proposals other than director nominations appear in our by-laws. Only such individuals who are nominated in accordance with the procedures described above and in our by-laws will be eligible for election by stockholders as directors and only such business brought before the meeting in accordance with the procedures set forth above and in our by-laws will be conducted at a meeting of stockholders. We have not received any stockholder recommendations or nominations with respect to our Annual Meeting.

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our principal executive offices at 310 Littleton Road, Westford, Massachusetts 01886, attention: Secretary, and must be received by us no later than March 29, 2019. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act. If you wish to submit a proposal for the 2018 Annual Meeting but not have it included in next year’s proxy materials for such meeting or wish to nominate a director, you must submit such proposal or nomination in writing to our principal executive offices at the address noted above, which must be received by us no earlier than the close of business of May 15, 2019 and no later than the close of business of June 14, 2019 and must satisfy the requirements described above and in our by-laws. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested.

Policy Governing Security Holder Communications with the Board of Directors

The Board provides to every stockholder the ability to communicate with the Board as a whole and with individual directors through an established process for security holder communication (as that term is defined by the rules of the SEC) as follows:

For communications directed to the Board as a whole or to a specific member of the Board, stockholders may send such communications to the attention of the Chairman of the Board with respect to general communications or to the attention of the specific director, in each case, by one of the three methods listed below:

By U.S. mail (including courier or other expedited delivery service): NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886 Attn: [Chairman of the Board]/[Individual Director], c/o Investor Relations

By facsimile: (978) 614-4004, Attn: [Chairman of the Board]/[Individual Director], c/o Investor Relations

By email: ir@netscout.com

We will forward any such stockholder communications to the Chairman of our Board, as a representative of our Board, and/or to the director to whom the communication is addressed.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is that one of the regularly scheduled in-person meetings of our Board will be scheduled on the same day as our annual meeting of stockholders, and all directors are encouraged to attend our annual meeting of stockholders. All of the then members of our Board attended the 2017 Annual Meeting, either in-person or via teleconference.

Code of Ethics

We have adopted a code of ethics as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, which applies to all of the employees, officers, and directors of the Company and our subsidiaries, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. A current copy of the Code of Business Conduct is available at the Corporate Governance section of our website at http://ir.netscout.com/. NetScout intends to disclose amendments to or waivers from provisions of the Code of Business Conduct that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, by posting such information on our website, available at http://ir.netscout.com/.

For more corporate governance information, you are invited to visit the Corporate Governance section of our website, available at http://ir.netscout.com/. Contents of our website are not part of or incorporated by reference into this proxy statement.

Majority Vote Policy

It is the policy of NetScout that any nominee for election to the Board who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

	Compensation Committee	Audit Committee	Nomination & Governance Committee	Finance Committee
INDEPENDENT DIRECTORS
Robert E. Donahue
John R. Egan
Joseph G. Hadzima, Jr.
Vincent J. Mullarkey
Christopher Perretta
Alfred Grasso
Susan L. Spradley
NON-INDEPENDENT DIRECTORS
James A. Lico(1)
INSIDE DIRECTORS
Anil K. Singhal

Chairperson	Member	Financial Expert	Chairman of the Board

(1)	Mr. Lico’s term as a director will expire at the Annual Meeting.

Board of Directors

The Board met six times during the fiscal year ended March 31, 2018. Each of the directors, with the exception of Victor DeMarines, who passed away during the fiscal year, attended at least 75% of the aggregate of (i) total number of meetings of our Board and (ii) the total number of meetings held by all committees of the Board on which such director served during fiscal year 2018. The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Finance Committees.

Audit Committee

Members

Messrs. Mullarkey (Chair)

Donahue

Egan

Ms.        Spradley

Meetings

Nine meetings during the fiscal year ended March 31, 2018.

A copy of the Audit Committee Charter can be found at http://ir.netscout.com/

Audit Committee Designated “Financial Experts” are Messrs. Mullarkey and Donahue.

Ms. Spradley was appointed to the Audit Committee in May 2018. Mr. Hadzima completed his service to the Audit Committee in May 2018.

Responsibilities

Discharging the responsibilities of the board relating to, among other items:

•  Reviewing and overseeing the financial reports we provide to the SEC, our stockholders, and general public, and our accounting policies, internal accounting controls, internal control over financial reporting, auditing functions, and financial reporting practices

•  Appointing, and ensuring the independence of, our independent auditor and thereby furthering the integrity of our financial reporting

•  Establishing and overseeing procedures designed to facilitate the receipt, retention, and handling of complaints regarding disclosure controls and procedures, internal control over financial reporting and accounting, internal accounting control or auditing matters; and the receipt of confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters

•  Reviewing and monitoring our compliance with its related party transaction approval policy

Independence: Our Board has determined that each member of our Audit Committee is independent within the meaning of Nasdaq’s director independence standards and the SEC’s heightened director independence standards for audit committee members.

Compensation Committee

Members

Messrs. Hadzima (Chair)

Donahue

Perretta

Meetings

Five meetings during the fiscal year ended March 31, 2018.

A copy of the Compensation Committee Charter can be found at http://ir.netscout.com/

Responsibilities

Discharging the responsibilities of the board relating to, among other items:

•  The compensation of our executives other than the Chief Executive Officer

•  Reviewing and making recommendations to the Board with respect to our Chief Executive Officer

•  Administering our incentive compensation, stock plans, benefit plans, and human resources activities

•  Reviewing with our management and recommending for inclusion in our proxy statements and incorporation by reference in our Annual Reports on Form 10-K the Compensation Disclosure and Analysis

•  Reviewing and considering the results of any advisory vote on executive compensation

•  Managing compensation policy- and practice-related risk

Independence: The Board has determined that each member of our Compensation Committee is independent within the meaning of Nasdaq’s director independence standards and is a “non-employee director” as defined by applicable SEC rules and regulations.

Nominating and Corporate Governance Committee

Members

Messrs. Egan (Chair)

Grasso

Perretta

Meetings

Two meetings during the fiscal year ended March 31, 2018.

A copy of the Nominating and Corporate Governance Committee Charter can be found at http://ir.netscout.com/

Mr. Grasso was appointed to the Nominating and Corporate Governance Committee in May 2018.

Responsibilities

Discharging the responsibilities of the board relating to, among other items:

•  Identifying individuals qualified to become directors

•  Recommending to our Board the director nominees for election

•  Monitoring compliance with and periodically reviewing our Code of Business Conduct and Corporate Governance Guidelines

Independence: The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of Nasdaq’s director independence standards.

Finance Committee

Members Messrs. Donahue (Chair) Egan Hadzima Mullarkey Meetings Three meetings during the fiscal year ended March 31, 2018.

Responsibilities

Discharging the responsibilities of the board relating to, among other items:

•  Considering strategic initiatives and other opportunities that may become available to the Company from time to time and such other tasks as the Board may designate from time to time.

Independence: The Board has determined that each member of the Finance Committee is independent within the meaning of Nasdaq’s director independence standards.

Report of Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2018 with our management and PricewaterhouseCoopers LLP (PwC), our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. PwC is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K, where it shall be deemed “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by PCAOB and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee has also discussed with PwC their independence.

Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 for filing with the SEC.

Respectfully submitted by the Audit Committee

Vincent J. Mullarkey, Chairman

Robert E. Donahue

John R. Egan

Susan J. Spradley

The Board’s Role in Risk Oversight

The Board administers risk management and oversight through the Board as a whole, as well as through various Board committees that address risks inherent in their respective areas of oversight. The Board seeks to ensure that risk management principles are incorporated in our strategic planning and management processes and oversees our enterprise risk management program. This comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval, and decision-making.

The Board monitors the information it receives and requests from management and provides oversight and guidance to our senior management team concerning the assessment and management of risk. The Board approves the Company’s high-level goals, strategies, and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management’s implementation of our goals, strategies and policies.

Our senior executives regularly attend meetings of the Board and its committees and provide the Board and its committees with reports regarding our operations, strategies, and objectives, and the risks inherent within them. Board and committee meetings also provide a forum for directors to discuss issues with, request additional information from, and provide guidance to, senior management. In addition, our directors have direct access to senior management to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues regularly attend Board and committee meetings to provide additional insight into items being discussed, including risk exposures.

The Board has delegated oversight for matters involving certain specific areas of risk exposure to its three principal committees. Each committee reports to the Board at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight. Each committee is also authorized and empowered to retain independent advisors as the committee deems appropriate to discharge its responsibilities under such committee’s charter.

The Audit Committee oversees the integrity of our financial statements, reporting process and internal controls, the relationship with our independent registered public accounting firm, including their qualifications, independence and performance, and the Company’s corporate finance matters, including its capital structure. The Audit Committee also provides oversight with respect to our risk management process and litigation and compliance programs, discussing with management our significant financial risk exposures, steps management has taken to monitor, control, and report such exposures, and our policies with respect to risk assessment and risk management.

The Audit Committee oversees our enterprise risk management program, in which the Company has identified strategic, operational, financial, and legal risks as well as emerging risks, considering the likelihood and magnitude of such risks and other criteria management deems appropriate in consultation with the Audit Committee. Under the program, management identifies and evaluates the effectiveness of risk management and mitigation methods and periodically reports to the Audit Committee and at least annually to the Board to allow the Audit Committee and Board to monitor and manage our ongoing enterprise risk management process.

Our Compensation Committee is responsible primarily for the design and oversight of our executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of our executives with our stockholders. The Compensation Committee also monitors the design and administration of our overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees. Elements of our executive compensation program that mitigate excessive risk taking, such as our combination of short and long-term incentives, are described below under “Compensation Discussion and Analysis.”

The Nominating and Corporate Governance Committee oversees risks related to our corporate governance, including Board and director performance, director succession, director education, and our Corporate Governance Guidelines and other governance documents. The Nominating and Corporate Governance Committee also oversees our overall compliance program.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

The following summary compensation table sets forth the total compensation paid or accrued for the fiscal year ended March 31, 2018 to our Chief Executive Officer, Chief Financial Officer, and each of our two other most highly compensated executive officers during the fiscal year ended March 31, 2018. The executives listed below may be referred to as our “Named Executive Officers.”

Summary Compensation Table for Fiscal Year 2018

Name and Principal Position	Fiscal Year	Salary($)	Stock Awards(1)($)	Non-Equity Incentive Plan Compensation($)	All Other Compensation(2)($)	Total($)
Anil K. Singhal	2018	456,250	2,085,000	0	71,747	2,612,997
Chairman, Chief Executive Officer, and President	2017	325,000	1,451,400	520,800	69,204	2,366,404
	2016	325,000	1,779,500	781,200	121,861	3,007,561

Michael Szabados	2018	338,750	1,216,250	0	21,944	1,576,944
Chief Operating Officer	2017	275,000	846,650	240,000	17,805	1,379,455
	2016	275,000	1,067,700	360,000	16,052	1,718,752

Jean Bua	2018	313,752	1,042,500	0	14,210	1,370,462
Executive Vice President, Chief Financial Officer and Treasurer	2017	265,008	725,700	168,000	13,050	1,171,758
	2016	265,008	1,067,700	252,000	13,933	1,598,641

John W. Downing(3)	2018	239,375	1,042,500	103,687	16,376	1,401,938
Executive Vice President, Worldwide Sales Operations	2017	237,500	725,700	215,372	14,249	1,192,821
	2016	237,500	1,067,700	320,086	13,214	1,638,500

(1)	Amounts shown represent the aggregate full grant date fair value of RSUs calculated in accordance with FASB ASC 718, disregarding adjustments for forfeitures. The assumptions used to value these awards are set forth in Note 14 to the financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2018. The fair value shown above may not be indicative of the value realized on the date the options are exercised or the RSUs vest due to variability in the share price of our common stock. When granted, restricted stock units vest over four years and are valued based upon the closing market price of our common stock at the date of grant.
(2)	Includes 401(k) contributions made by the Company on behalf of the Named Executive Officer. See the All Other Compensation Table below for additional information.
(3)	The information presented for Mr. Downing under the “Non-Equity Incentive Plan Compensation” column consists of sales commissions and bonus for the fiscal years ended March 31, 2016 and 2017, and sales commissions for the fiscal year ended March 31, 2018.

Option Awards. We did not make any option grants during the fiscal years ended March 31, 2016, 2017, or 2018 to any of our Named Executive Officers. Therefore, we have omitted this column.

Nonqualified Deferred Compensation Earnings. We currently do not provide a non-qualified defined contribution plan or other deferred compensation plan to any of our Named Executive Officers.

All Other Compensation Table for Fiscal Year 2018

Name	Fiscal Year	Car Usage($)	Financial and Legal Counseling($)	401(K) Match($)	Other(1)($)	Total($)
Anil K. Singhal	2018	17,805	36,228	9,413	8,301	71,747
Michael Szabados	2018	—	1,000	8,738	12,206	21,944
Jean Bua	2018	—	—	8,587	5,623	14,210
John W. Downing	2018	—	—	8,051	8,325	16,376

(1)	This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of All Other Compensation for the Named Executive Officer. These other benefits include the value of supplemental life insurance premiums and spousal attendance at Company sponsored events.

Grants of Plan-Based Awards in Fiscal Year 2018

The following table sets forth grants of plan-based awards to each of our Named Executive Officers for the year ended March 31, 2018:

					Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All other Stock Awards: Number of shares of stock or units(#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Approval Date	Grant Date	Grant Type	Threshold ($)	Target ($)		Maximum ($)(1)
Anil K. Singhal	7/25/17	8/1/17	RSU					60,000	2,085,000
		5/17/17	Cash	—	476,000		—

Michael Szabados	7/25/17	8/1/17	RSU					35,000	1,216,250
		5/17/17	Cash	—	240,000		—

Jean Bua	7/25/17	8/1/17	RSU					30,000	1,042,500
		5/17/17	Cash	—	220,000		—

John W. Downing	7/25/17	8/1/17	RSU					30,000	1,042,500
		5/1/17	Cash	—	310,000	(4)	—

(1)	Actual non-equity incentive plan awards are made based on various factors including the Company’s overall performance, as described more fully in the Compensation Discussion and Analysis. As described below, the Company has not set prescribed maximum payments, and the possible award could exceed 100% of an individual’s target if the Company exceeded its goals and the individual met or exceeded his goals.
(2)	The reported RSUs were granted pursuant to our Amended and Restated 2007 Equity Incentive Plan and vest in four equal annual installments with the first installment vesting on the first anniversary of the grant date.
(3)	Amounts shown represent the aggregate full grant date fair value calculated in accordance with FASB ASC 718, disregarding adjustments for forfeitures. The assumptions used to value these awards are set forth in Note 14 to the financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2018. The fair value shown above may not be indicative of the value realized on the date the RSUs vest due to variability in the share price of our common stock.
(4)	Represents a target bonus of $166,250 and target commission payment of $143,750.

During the fiscal year ended March 31, 2018, we did not make any “other stock awards” or “other option awards” and have therefore omitted those columns.

Outstanding Equity Awards at Fiscal Year 2018 End Table

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(#)(1)	Market Value of Shares or Units of Stock That Have Not Vested($)
Anil K. Singhal	8/1/17	60,000	1,581,000
	6/1/16	45,000	1,185,750
	9/4/15	25,000	658,750
	11/13/14	12,500	329,375

Michael Szabados	8/1/17	35,000	922,250
	6/1/16	26,250	691,688
	9/4/15	15,000	395,250
	12/11/14	50	1,318
	11/13/14	7,500	197,625

Jean Bua	8/1/17	30,000	790,500
	6/1/16	22,500	592,875
	9/4/15	15,000	395,250
	12/11/14	50	1,318
	11/13/14	6,250	164,688

John W. Downing	8/1/17	30,000	790,500
	6/1/16	22,500	592,875
	9/4/15	15,000	395,250
	12/11/14	50	1,318
	11/13/14	6,250	164,688

(1)	The reported RSUs were granted pursuant to our Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, and vest in four equal annual installments with the first installment vesting on the one year anniversary of the grant date.

Option Exercises and Stock Vested in Fiscal Year 2018 Table

The following table sets forth option exercises and vested stock awards for each of our Named Executive Officers for the fiscal year ended March 31, 2018:

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Anil K. Singhal	15,000	549,000
	10,417	340,115
	12,500	409,375
	12,500	357,188
Michael Szabados	8,750	320,250
	6,250	204,063
	7,500	245,625
	7,500	214,313
	50	1,421
Jean Bua	7,500	274,500
	3,646	119,042
	7,500	245,625
	6,250	178,594
	50	1,421
John W. Downing	7,500	274,500
	3,646	119,042
	7,500	245,625
	6,250	178,594
	50	1,421

(1)	Value is calculated by multiplying the number of shares times the closing price of a share of our common stock on the vesting date.

Pension Benefits Table for Fiscal Year 2018

The following table sets forth the payments or other benefits at, following, or in connection with retirement of our Named Executive Officers.

Name	Fiscal Year	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Anil K. Singhal	2018	135 months	1,600,000	—
	2017	123 months	1,600,000	—
	2016	111 months	1,600,000	—

In January of 2007, we entered into an agreement with Mr. Singhal that provides retirement benefits. Total future severance payments are projected at $1,400,000. Mr. Singhal’s retirement benefits also include a projected $200,000 in payments for future health benefits. These benefits are an unfunded obligation.

Non-Qualified Deferred Compensation Table for Fiscal Year 2018

We do not provide a non-qualified defined contribution plan or other deferred compensation plan to any of our Named Executive Officers and have therefore omitted this table.

Director Compensation Table for Fiscal Year 2018

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	All Other Compensation($)	Total($)
Victor A. DeMarines(3)	44,000	—	—	44,000
Robert E. Donahue(4)	91,000	140,000	—	231,000
John R. Egan(5)	128,000	140,000	—	268,000
Joseph G. Hadzima(6)	101,000	140,000	—	241,000
James A. Lico(7)	60,000	140,000	—	200,000
Vincent J. Mullarkey(8)	96,000	140,000	—	236,000
Christopher Perretta(9)	76,000	140,000	—	216,000

(1)	Amounts represent the aggregate dollar amount of fiscal year 2018 fees earned or paid in cash for services as a director, including annual retainer fees and committee fees.
(2)

Amounts shown do not reflect compensation actually received by the listed directors but represent the aggregate full grant date fair value of restricted stock unit awards granted to our non-employee directors calculated in accordance with FASB ASC 718, disregarding adjustments for forfeitures. The assumptions used to value these awards are set forth in Note 14 to the financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2018.

(3)	Mr. DeMarines passed away during the fiscal year. His outstanding equity awards were accelerated upon his death.
(4)	As of March 31, 2018, Mr. Donahue held unvested RSUs covering 4,236 shares of our common stock. The RSUs vest in full at the Annual Meeting.
(5)	As of March 31, 2018, Mr. Egan held unvested RSUs covering 4,236 shares of our common stock. The RSUs vest in full at the Annual Meeting.
(6)	As of March 31, 2018, Mr. Hadzima, Jr. held unvested RSUs covering 4,236 shares of our common stock. The RSUs vest in full at the Annual Meeting.
(7)	As of March 31, 2018, Mr. Lico held unvested RSUs covering 4,236 shares of our common stock. The RSUs vest in full at the Annual Meeting.
(8)	As of March 31, 2018, Mr. Mullarkey held unvested RSUs covering 4,236 shares of our common stock. The RSUs vest in full at the Annual Meeting.
(9)	As of March 31, 2018, Mr. Perretta held unvested RSUs covering 4,236 shares of our common stock. The RSUs vest in full at the Annual Meeting.

Non-employee directors are compensated annually for their services, and do not receive any additional compensation for any regular Board meetings attended. The cash component of annual compensation is paid on a quarterly basis. Non-employee directors are compensated $60,000 annually for their services and do not receive any additional compensation for any regular Board meeting attended. The lead non-employee director receives an additional annual retainer of $35,000. Non-employee directors will receive $15,000 annually for serving on the Audit Committee, $10,000 annually for serving on the Compensation Committee, $6,000 annually for serving on the Nominating and Corporate Governance Committee, and $6,000 for serving on the Finance Committee. In addition, directors who are chairpersons of a particular committee are also given additional annual compensation of $15,000 for the Audit Committee, $10,000 for the Compensation Committee, $6,000 for the Nominating and Corporate Governance Committee, and $6,000 for the Finance Committee. Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board or of any committee and for attendance at approved director education programs.

Non-employee directors are each granted annual equity-based awards in the form of restricted stock units in the amount of $140,000. These restricted stock unit awards vest 100% on the date of our annual meeting provided that during such year, such director attends at least 75%, collectively, of the meetings of the Board and any committee of the Board of which such director is a member. In the event that the foregoing attendance requirements are not met, then 100% of these restricted stock units will vest on the third anniversary of the date of grant. No other equity awards are given to our non-employee directors.

Stock Plans

Amended and Restated 2007 Equity Incentive Plan. Our 2007 Plan was initially adopted by the Board in September 2007 and was initially approved by our stockholders at the September 12, 2007 annual meeting of stockholders. This plan was amended and restated in 2011, to, among other items, increase the number of shares available for issuance under the plan by 8,000,000 shares. The amendment and restatement was approved by our stockholders at the September 7, 2011 annual meeting of stockholders. The 2007 plan was further amended and restated in 2015 to, among other items, increase the number of shares available for issuance under the plan by 8,500,000 shares. The amendment and restatement was approved by our stockholders on September 22, 2015, at the 2015 Annual Meeting.

The 2007 Plan allows us to grant restricted stock units, stock, stock options, and other equity interests to our and our subsidiaries’ employees, officers, directors, consultants, and advisors. Under the 2007 Plan, we may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, options not intended to qualify as incentive stock options, restricted stock, and other stock-based awards. Incentive stock options may be granted only to our employees. The maximum number of shares as to which equity awards may still be granted under the 2007 Plan as of the Record Date is 6,297,307 shares (subject to certain adjustments under the 2007 Plan), of which no more than 500,000 shares may be granted to any one person in one fiscal year.

The 2007 Plan is administered by our Compensation Committee. Subject to the provisions of the 2007 Plan, our Compensation Committee has the authority to select the persons to whom awards are granted and to determine the terms of each award, including the number of shares of common stock subject to the award.

Payment of the exercise price of an award may be made in cash or, if approved by the Compensation Committee, shares of common stock, a combination of cash and stock, a promissory note, or by any other method approved by the Compensation Committee. Unless otherwise permitted by the Compensation Committee, awards are not assignable or transferable except by will or the laws of descent and distribution and, during the participant’s lifetime, may be exercised only by the participant.

The Compensation Committee may, in its sole discretion, amend, modify or terminate any award granted or made under the 2007 Plan, so long as such amendment, modification or termination would not materially and adversely affect the participant. The Compensation Committee may also provide that any option shall become immediately exercisable, in full or in part, or that any restricted stock granted under the 2007 Plan shall be free of some or all restrictions.

As of the Record Date, restricted stock units representing 3,689,036 shares of common stock were outstanding.

2011 Employee Stock Purchase Plan. The 2011 Employee Stock Purchase Plan, or the 2011 Purchase Plan was adopted by the Board in June 2011 and was approved by our stockholders at the September 7, 2011 annual meeting of stockholders. A total of 2,500,000 shares of common stock are reserved for issuance under the 2011 Purchase Plan. The 2011 Purchase Plan grants eligible employees the opportunity to purchase our common stock through regular payroll deductions.

Under the 2011 Purchase Plan, eligible enrolled employees may, during the offering period, purchase shares of common stock through regular payroll deductions, not to exceed 20% of an individual employee’s compensation during the offering period. The purchase price per share during an offering period is determined by the Board at the beginning of the offering period, but may not be less than 85% of the lesser of (i) the fair market value per share of our common stock on that purchase date or (ii) the fair market value per share of our common stock on the first day of the offering period. However, no employee is eligible to participate in the 2011 Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock, valued at the time each purchase right is granted, for each calendar year during which those purchase rights are outstanding.

The Board administers the plan and retains the power to interpret both the 2011 Purchase Plan and the purchase rights granted thereunder, including eligibility to participate and the particular provisions of each offering of rights. The Board, in its sole discretion, has the power to delegate administration of the 2011 Purchase Plan to a committee composed of one or more members of the Board.

As of the Record Date, 485,143 shares remain available for purchase under the 2011 Purchase Plan.

The following table sets forth securities authorized for issuance under our stock option plans as of fiscal year ended March 31, 2018:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,078,780	0.00	6,048,327
Equity compensation plans not approved by security holders	—	—	—
Total	4,078,780	0.00	6,048,327

Stock Ownership Policy

In 2010, the Compensation Committee approved a Stock Ownership Policy for certain of the Company’s executive officers and directors. The Stock Ownership Policy, which the Board amended in 2016, states that within four years of the date the policy became effective, or within four years after becoming an executive officer or director, the executive officers and directors will be subject to the following stock ownership requirements:

Title	Ownership Guideline(1)
Chief Executive Officer	4x annual base salary
Chief Operating Officer	3x annual base salary
Officers who are Executive Vice Presidents	2x annual base salary
Directors	4x annual board retainer

(1)	The ownership guideline for each participant will be converted into a number of shares on the first day of each fiscal year based on the average closing price of a share of NetScout stock for the previous fiscal year.

The Compensation Committee is responsible for monitoring compliance with the guidelines. As of March 31, 2018, each officer and director had met the requirements of the Stock Ownership Policy. Shares that count toward the ownership target include all shares directly or beneficially owned by the director or executive officer, shares held in trust for the benefit of the director or executive officer, and unvested restricted stock units granted under Company’s plans (restricted stock units will be applied toward the ownership requirements based on the value of restricted stock units after taking into account any required share withholding). The Compensation Committee expects to continue to review and make changes to the policy, as appropriate.

401(k) Plan

We maintain a 401(k) plan qualified under Section 401 of the Code. All of our U.S. employees who are at least 18 years of age and work at least 20 hours per week are eligible to participate in the 401(k) plan. Under the 401(k) plan, a participant may contribute a maximum of 80% of his or her pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit, to the 401(k) plan. During the plan year ended December 31, 2017, we matched 50% of employee contributions up to 6% of compensation. Employer contributions vest over four years at a rate of 25% per year of service. In addition, at the discretion of our Board, we may, but have not done so to date, make profit-sharing contributions to the 401(k) plan for all eligible employees.

Employment and Other Agreements

Mr. Singhal assumed the role of Chairman of our Board, effective January 19, 2007. In conjunction with his additional responsibilities, we entered into a new employment agreement with Mr. Singhal, which provides that he will receive an annual base salary of at least $300,000. The employment agreement provides for a three-year term commencing January 19, 2007 with automatic one-year renewals. During the term of this agreement, Mr. Singhal will also be eligible to receive an annual bonus based on Company performance and individual objectives. The employment agreement is terminable at will by either party and provides that if we elect not to renew the agreement for any reason, or if Mr. Singhal’s employment is terminated by us without due cause as defined in the agreement, by Mr. Singhal at any time following the consummation of a sale of the Company, or upon the death or disability of Mr. Singhal, then Mr. Singhal, or his estate, is entitled to receive in a lump sum, a payment equal to the net present value of $16,208 per month for seven years. If Mr. Singhal terminates his employment with us for any reason prior to the consummation of a sale of the Company, he is entitled to such lump sum payment. Mr. Singhal will also receive continued health and dental benefits during such period. Mr. Singhal’s employment agreement was amended in May 2012 to address technical requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

We also entered into amended and restated severance agreements in May 2012, which were amended in January 2015, with our Named Executive Officers other than Mr. Singhal, each of which are described under the heading “Post Termination Compensation” in Compensation Discussion and Analysis below.

Each of these agreements was approved by a majority of our Board and by a majority of the disinterested members of our Board. All future transactions, if any, with our executive officers, directors, and affiliates will be approved in accordance with our related party transaction policy discussed below under “Transactions with Related Persons.”

Potential Payments Upon Termination or Change of Control

The table below sets forth the estimated amount of payments and other benefits each Named Executive Officer would be entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on March 31, 2018. The information is provided relative to the Named Executive Officer’s termination or change of control arrangements as of the Record Date and assumes such arrangements were actually in effect as of March 31, 2018. The values relating to vesting of stock options and restricted stock unit awards are based upon a per share fair market value of our common stock of $26.35, the closing price reported on the Nasdaq Global Select Market on March 30, 2018, the last trading day of the year ended March 31, 2018. Actual payments made at any future date will vary based on various factors including, salary and bonus levels, the vesting schedules of the various equity-based awards, and the price of our common stock at the time of termination or change of control. For purposes of the payments associated with a change of control set forth in following table, we have assumed that the respective Named Executive Officer was terminated on March 31, 2018 and that such arrangements were actually in effect as of such date.

Please refer to the heading “Post Termination Compensation” below in Compensation Discussion and Analysis for a discussion of the particular terms of the applicable termination or change or control arrangements reflected in the table below.

Name	Termination Event*	Salary and Other Cash Payments ($)		Vesting of Stock Options ($)	Vesting of RSUs ($)(4)	Health and Dental Benefits ($)
Anil K. Singhal	Termination without cause by the Company at any time, or termination by Mr. Singhal for any reason prior to or following a change of control	1,400,000	(1)	—	—	200,000

Michael Szabados	Termination without cause or resignation for good reason other than in the context of a change of control	360,000	(2)	—	—	—

	Termination without cause or resignation for good reason within one year following a change of control	600,000	(3)	—	857,693	—

Jean Bua	Termination without cause or resignation for good reason other than in the context of a change of control	330,000	(2)	—	—	—

	Termination without cause or resignation for good reason within one year following a change of control	550,000	(3)	—	758,880	—

John W. Downing	Termination without cause or resignation for good reason other than in the context of a change of control	240,000	(2)	—	—	—

	Termination without cause or resignation for good reason within one year following a change of control	550,000	(3)	—	758,880	—

*

All agreements include a clawback provision releasing the Company from its obligation to make additional payments and requiring the relevant executive to repay the Company for amounts paid in the event an investigation by the Company reveals the executive engaged in fraudulent, dishonest, or criminal acts. The agreements provide for notice and an opportunity to cure.

(1)	See description of Mr. Singhal’s employment arrangement under “Post-Termination Compensation” for details regarding these potential payments.
(2)

Payments to be made in equal installments over a 12 month period following termination. In the event of death within the 12 month period, payments will be accelerated and made in a lump sum payment to the deceased’s estate within 30 days.

(3)

Represents one year current base salary plus the prorated amount of the officer’s maximum annual target bonus, based on the months elapsed in the year of termination (which may not be less than 50% of such officer’s maximum annual target bonus). This amount to be paid in equal installments over the 12 month period following termination.

(4)

Upon a termination without cause or a resignation for good reason within one year following a change in control, Ms. Bua and Messrs. Szabados and Downing are entitled to acceleration of certain unvested equity-based awards. All of such unvested equity-based awards with respect to such Named Executive Officers are assumed to have accelerated as of March 30, 2018, the last trading day of the year ended March 31, 2018. There were no outstanding stock options for the Named Executive Officers on March 31, 2018. For vesting of RSUs, the amount shown in this column represents the fair market value of unvested RSUs based on $26.35, the closing price for our common stock on March 30, 2018, the last trading day of the year ended March 31, 2018.

Compensation Discussion and Analysis

Executive Summary

Business Context

We are an industry leader for real-time operational intelligence and performance analytics that are used by customers worldwide to assure their digital business services against disruptions in availability, performance, and security. Service providers, enterprises and local, state, and federal government agencies around the world rely on our solutions to achieve the visibility necessary to optimize network performance, ensure the delivery of high-quality, mission-critical applications and services, provide timely insight into the end user experience, and protect the network from attack. Powered by our patented Adaptive Service Intelligence (ASI) technology, our solutions can instantaneously convert network traffic data, often referred to as “wire data”, into high-value metadata, or “smart data,” that can be used by customers to help them identify network and application performance issues, defend their networks from distributed denial of service (DDoS) attacks, and rapidly find and isolate advanced network threats. With our offerings, customers can quickly, efficiently, and effectively resolve issues that cause business disruptions, downtime, poor service quality or compromised security, thereby driving compelling returns on their investments in their network and broader information technology (IT) initiatives.

Our mission is to enable enterprise and service providers to realize maximum benefit with minimal risk from technology advances, such as internet protocol (IP) convergence, network function virtualization (NFV), software defined networking (SDN), virtualization, cloud, mobility and the Internet of Things (IoT), by managing the inherent complexity in a cost-effective manner. We have been a technology innovator for three-plus decades since our founding in 1984. Our solutions change how organizations manage and optimize the delivery of business applications and services, assure user experience across global IP networks and help protect networks from unwanted security threats. Through both internal development and acquisitions, we have continually enhanced and expanded our product portfolio to meet the evolving needs of customers worldwide. By using our products to capture and transform terabytes of network traffic data in real time into high-value, actionable information, customers can optimize network performance, facilitate high-quality delivery of services and applications, enhance security and gain insight into the end-user experience. Our solutions are typically deployed by customers as integrated hardware and software, as software only for use in commercial-off-the-shelf hardware or in a virtualized form factor.

Executive Compensation Overview

The goal of our executive officer compensation program is to retain and reward highly qualified, talented leaders who create long-term stockholder value. In addition, our program is designed to align management’s interests with those of our stockholders and to motivate senior executives to increase our long-term growth and profitability. While our compensation philosophy has not significantly changed in recent years, our company has changed considerably, growing from just over $450 million in revenue in fiscal year 2015 to just under $1 billion in revenue in fiscal year 2018 and increasing from approximately 1,000 employees to 3,000, following the transformative acquisition of the Danaher Communications Business in July 2015. In the immediate months following the closing of the acquisition in July 2015, our Compensation Committee and Board decided, after careful consideration, to focus on the integration of the assets before considering changes to our compensation program.

We continue to emphasize pay for performance. For example, as in the past, for fiscal year 2019, our Named Executive Officers will not be eligible for their full bonus until after a threshold profitability (non-GAAP EPS) target is met. Further, the Compensation Committee, and the Board with respect to the CEO, recognizing the increase in responsibilities of the Named Executive Officers following the increased size and complexity of the Company, has determined that one-third of the shares subject to the RSUs granted to our Named Executive Officers will be granted on the basis of achievement of corporate and individual performance goals in the prior fiscal year. Please see “GAAP vs. non-GAAP Measures” in this Compensation Discussion and Analysis for a reconciliation between the non-GAAP measures and GAAP results.

Executive Compensation Highlights

At the 2017 Annual Meeting, our stockholders approved our say-on-pay proposal with 95% of the total votes cast voting in favor. The Compensation Committee carefully considers the results of the advisory vote on our say-on-pay proposal in the context of its annual review of executive compensation and the on-going work of the Compensation Committee. The Compensation Committee and the Board focus significant time and attention on the issues raised by our stockholders. In particular, the Compensation Committee reviews specific feedback from our investors and proxy advisory firms on certain compensation practices and related disclosures.

During fiscal year 2018, we made substantial operational and strategic progress that we believe helped fortify our technology and market leadership while setting the stage for revenue growth, profit margin expansion, earnings per share gains and robust free cash flow over the coming years. We completed the integration of the technology and product assets we have acquired in recent years, accelerated the transition from traditional appliance-based instrumentation to a range of software-centric deployment options and funded key development, support, and sales programs. We move forward as a company that is increasingly well positioned to help our customers advance their digital transformation initiatives with a broader set of solutions that we expect to further expand in fiscal year 2019.

✓ For fiscal year 2019, none of our Named Executive Officers were granted base salary increases or target bonus percentage increases.
✓ As further described below, as a result of our financial performance, each of our Named Executive Officers received 0% of his or her total eligible bonus for fiscal year 2018.

✓  The short-term incentive payments for each of our Named Executive Officers was significantly lower in fiscal year 2018 as compared with fiscal years 2017 and 2016, in accordance with our pay for performance philosophy.

Corporate Performance Overview

Our fiscal year 2018 financial performance was affected by difficult market conditions that included persistent service provider capital spending pressures, longer-than-anticipated enterprise sales cycles and federal funding delays. Revenue fell short of our original fiscal year 2018 target due to the combination of a substantial moderation in spending by one of our tier-one service provider customers, limited spending by other carriers and weaker revenue in the enterprise customer segment. The magnitude of the revenue decline notably impacted our operating profitability and earnings per share performance even as we took actions to adjust expenses and drive gross margin improvement through increased adoption of our software-based platform. Considering our operating results, we generated strong free cash flow and returned meaningful capital to shareholders via our share repurchase activities. We also took important steps during the past year to improve our balance sheet efficiency and overall liquidity

Please see our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 for additional information about our corporate performance.

More specifically, for fiscal year 2018:

Total Revenue

•  Total revenue (GAAP) was $986.8 million versus total revenue (GAAP) of $1.162 billion in fiscal year 2017. Fiscal year 2018 non-GAAP total revenue was $999.3 million versus $1.2 billion in fiscal year 2017.

Product Revenue

•  Product revenue (GAAP) in fiscal year 2018 was $546.1 million, compared with $735.5 million in fiscal year 2017.

•  Non-GAAP product revenue in fiscal year 2018 was $549.2 million versus $753.8 million in fiscal year 2017.

Service Revenue • Service revenue (GAAP) was $440.7 million versus $426.6 million in fiscal year 2017. • Non-GAAP service revenue was $450.1 million compared with $446.1 million in fiscal year 2017.

Operating Income

•  Loss from operations (GAAP) was $4.1 million versus fiscal year 2017 operating income (GAAP) of $62.1 million.

•  Non-GAAP operating income for fiscal year 2018 was $183.4 million with a non-GAAP operating margin of 18.4%, compared with fiscal year 2017 non-GAAP operating income of $275.4 million and a non-GAAP operating margin of 23.0%.

Net Income and Net Income Per Share

•  Net income (GAAP) was $79.8 million, or $0.90 per share (diluted), compared with net income (GAAP) of $33.3 million, or $0.36 per share (diluted) for fiscal year 2017. Non-GAAP net income for fiscal year 2018 was $124.7 million, or $1.41 per share (diluted), compared with $178.5 million, or $1.92 per share (diluted) for fiscal year 2017.

Stock Repurchase

•  During fiscal year 2018, we repurchased a total of 13,190,650 shares of our common stock at an average price of $31.08 per share, totaling approximately $410.0 million in the aggregate. This total includes 7,387,862 shares initially delivered on February 2, 2018 as part of the Accelerated Share Repurchase.

Please see “GAAP vs. non-GAAP Measures” in this Compensation Discussion and Analysis for a reconciliation between the non-GAAP measures and GAAP results.

Compensation Governance Highlights

What We Do	What We Don’t Do

☑	Design executive compensation program to align pay with performance	☒	No excessive change in control or severance payments
☑	Maintain executive stock ownership guidelines	☒	No tax gross-ups
☑	Maintain appropriate stock trading policies	☒	No hedging and pledging permitted for officers and directors as part of Insider Trading Policy
☑	Mitigate inappropriate risk taking	☒	No guaranteed bonuses

GAAP vs. non-GAAP Measures

We supplement the United States generally accepted accounting principles (GAAP) financial measures we report in quarterly and annual earnings announcements, investor presentations and other investor communications by reporting the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP EBIDTA from operations margin, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of acquired intangible assets. Non-GAAP gross profit includes the foregoing adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, certain expenses relating to acquisitions including inventory fair value adjustments, depreciation costs, compensation for post-combination services and business development and integration costs. Non-GAAP income from operations includes the foregoing adjustments and also removes restructuring charges. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP net income includes the foregoing adjustments and also removes expenses related to share-based compensation and certain expenses relating to acquisitions including: compensation for post-combination services, business development charges, and depreciation expense, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating profit, net income (loss) and diluted net income (loss) per share), and may have limitations in that they do not reflect all our results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP.

Management believes these non-GAAP financial measures enhance the reader’s overall understanding of our current financial performance and our prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how we plan and measure our business. We believe that providing these non-GAAP measures affords investors a view of our operating results that may be more easily compared to our peer companies and also enables investors to consider our operating results on both a GAAP and non-GAAP basis during and following the integration period of our acquisitions. Presenting the GAAP measures on their own may not be indicative of our core operating results. Furthermore, management believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to our financial condition and results of operations.

Management regularly uses supplemental non-GAAP financial measures internally to understand, plan, manage, and evaluate its business and to make operating decisions. Throughout this Compensation Discussion and Analysis section, reference to revenue and EPS targets will be deemed to refer to non-GAAP measures only, as the corresponding GAAP measures were not relevant to the compensation decisions discussed below.

For more information on our presentation and calculation of the non-GAAP measures referred to herein, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Use of Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

Executive Compensation Objectives

We use our compensation program to achieve the following objectives:

•	provide compensation opportunities that attract, motivate, and retain the best talent possible to serve our customers and achieve our strategic objectives;

•	align management’s interests with our success, by linking compensation and performance, based on the attainment of both our corporate goals and individual goals and by including long-term equity incentives;

•	increase our revenue, increase our profitability, and accordingly increase stockholder value;

•	foster an environment of teamwork and shared success among executives and the entire NetScout workforce; and

•	reward effective management of financial and operational risk.

Compensation Philosophy

The Compensation Committee reviews our compensation program, including elements of compensation, the mix of long-term versus short-term compensation and cash versus equity compensation, over the course of several meetings each year to evaluate whether the program supports our long-term goals. The Compensation Committee considers our past financial performance and future goals, individual performance and experience, and overall compensation levels when making compensation decisions. In addition, the Compensation Committee uses the following principles to guide its decisions regarding Named Executive Officer compensation.

Pay for Performance

Total compensation should reflect a “pay for performance” philosophy in which a substantial portion of each Named Executive Officer’s compensation should be tied to the achievement of performance objectives of both the company and the individual. Cash compensation includes short-term incentive bonus awards, which are dependent in part upon achievement of Company-wide profitability targets. Past performance by each Named Executive Officer is considered in determining the size of annual grants of long-term incentive equity awards. In fiscal year 2018, and as set out in last year’s proxy statement and discussed further under “Equity Awards” below, the Compensation Committee determined that one-third of the shares of the RSUs granted to our Named Executive Officers will be granted based on achievement of corporate and individual performance goals. For fiscal year 2019, no additional RSUs were granted, based on fiscal year 2018 performance.

Alignment with Stockholders’ Interests	Total compensation levels should include a component that reflects our overall performance through the use of equity-based awards in order to align Named Executive Officer and stockholder interests.

Internal Parity

To the extent practicable, and based on individual performance and position, base salaries and short-term and long-term incentive targets for similarly-situated Named Executive Officers within the company should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

External Competitiveness

Named Executive Officers’ total compensation should be competitive with peer companies so that we can attract and retain high performing key executive talent. To achieve this goal within market ranges, our Compensation Committee periodically reviews the compensation practices of other companies in our peer group, as discussed below in the “Use of Third Party Data/Peer Group” section below.

Elements of Our Executive Compensation Program

Compensation for our Named Executive Officers currently consists of three principal elements that are designed to achieve our compensation objectives and reward performance in a simple and straightforward manner: base salaries, annual performance-based cash bonuses, and long-term equity awards. The purpose and key characteristics of each of these elements are summarized below.

Base Salary

Purpose	Key Characteristics

•  Provides a fixed level of compensation for performing the essential day-to-day elements of the job

•  Reflects each executive officer’s qualifications, experience, and responsibilities compared to executives at similar companies

•  Gives executives a degree of certainty in light of having a majority of their compensation at risk

•   Established near the beginning of each fiscal year and generally set between the 25th percentile and the median offered to similarly-situated executives in our peer group, consistent with our compensation philosophy of pay for performance

•   Compensation Committee determines base salary levels for Named Executive Officers, and makes recommendations to the Board in the case of our CEO

•   For executive officers other than our CEO, typically determined after considering the evaluations and recommendations made by our CEO, who applies his own judgment in making recommendations after reviewing our performance, the performance of each executive officer against corporate and individual goals, the executive’s career with the Company, the amounts of current and long-term compensation, and special circumstances such as strategic alliances or acquisitions

Annual Short-Term Cash Incentive (Bonus)

Purpose	Key Characteristics

• Provides an incentive to executives to achieve both financial operating goals and individual performance goals, which may include financial and non-financial objectives

•   Target amounts generally established shortly after the start of each fiscal year, and, consistent with our pay for performance approach, is intended to be at or slightly above the median percentage offered to similarly-situated executives in our peer group for fiscal year 2018, which, upon achievement, makes total compensation comparable to the median compensation paid to executives at similar companies

•   Corporate performance goals generally consist of Board-approved revenue and profitability targets

Purpose	Key Characteristics

•   Executive officers are eligible for full bonuses only after NetScout meets or exceeds a Company-wide profitability target, except for Mr. Downing, our EVP Worldwide Sales, whose short-term cash incentive compensation consists of both sales commissions and bonus components

•   If NetScout meets or exceeds the threshold target, as described further below, executive officer bonuses are then determined based on attainment of individual goals, contribution to the Company-wide goals, including revenue, and other criteria as may be determined by the Compensation Committee, such as teamwork, ethical behavior, and adherence to our corporate values and policies

•   Paid annually shortly after the end of the fiscal year to which they relate

Long-Term Equity Incentives

Purpose	Key Characteristics

•  Motivates executive officers to achieve our business objectives and manage risk by tying compensation to the performance of our common stock over the long term, which aligns the interests of management and stockholders

•  Motivates our executive officers to remain with the Company by mitigating swings in incentives during periods when market volatility affects our stock price

•  Attracts highly qualified individuals who can contribute to our success

•   Restricted stock unit awards generally vesting over four years; the ultimate value realized varies with our success as measured by our common stock price

•   Generally granted to executive officers at their appointment and then annually, depending upon performance

•   Determined based on each executive’s past performance and internal guidelines, vesting schedules of previously granted equity awards, and the current stock price

•   The Compensation Committee also reviews, with the use of tally sheets, previous equity grants to executive officers and considers the level of outstanding awards as a factor in its determinations

•   To further our long term incentive goals, in 2010 the Compensation Committee approved a Stock Ownership Policy for certain executive officers and directors, as described in this proxy statement under “Stock Ownership Policy”

•   In fiscal year 2018, the Compensation Committee determined that one-third of the shares subject to the RSUs granted to our Named Executive Officers will be granted based on the achievement of corporate and individual performance goals

Other Compensation

Purpose	Key Characteristics

• Provides benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers

•   Provides benefits that are common and appropriate for similarly-situated executives of public companies, including health insurance and our 401(k) plan

•   Executive officers are also eligible for life insurance policies that provide for three times cash compensation (salary and bonus) up to a $1.5 million cap with evidence of insurability, which differs from the two times salary and bonus and $750,000 cap available to non-sales employees and two times salary and commission and $750,000 cap available to sales employees. Mr. Singhal is entitled to other benefits discussed below

Executive Compensation Review and Process

General

The Compensation Committee meets at least four times annually to coincide with regularly scheduled Board meetings and usually holds additional meetings during the year. The Compensation Committee met five times during the fiscal year ended March 31, 2018. Each year, the Compensation Committee reviews compensation objectives and practices in connection with the annual review and approval of executive officer compensation. The Compensation Committee exercises discretion and has ultimate authority with respect to executive compensation matters, except in the case of the compensation of the Chief Executive Officer, which is approved by the full Board after receiving a recommendation from the Compensation Committee.

Role of Senior Management

The Compensation Committee views the compensation determination process as an important opportunity to engage in strategic discussions with the Chief Executive Officer on the appropriate factors and criteria that should be focused on for the attainment of long-term stockholder value. Our Chief Executive Officer often participates in discussions and deliberations regarding the compensation of our executive officers, and he provides recommendations with respect to such executives. The other executives do not play a role in determining their compensation, other than in discussing their performance with the Chief Executive Officer and the Chief Operating Officer, who makes his own recommendations to the Chief Executive Officer for the Chief Executive Officer’s consideration. The Chief Operating Officer has no role in determining his own compensation, other than providing the Chief Executive Officer with an assessment of his own performance. Our Chief Executive Officer is not present and does not participate in discussions or deliberations regarding his own compensation, performance, or objectives, whether at Compensation Committee or Board meetings.

Role of Compensation Consultants

In 2016, our Compensation Committee engaged Farient Advisors, an independent compensation consulting firm, to assist with peer group analysis and to collect compensation information pertaining to executive officer and director compensation matters. The Compensation Committee has determined that Farient Advisors is free from conflicts of interest. The Compensation Committee continued to work with Farient Advisors throughout fiscal years 2017 and 2018.

The Compensation Committee may continue to work with compensation consultants during fiscal year 2019 to analyze and consider modifications to our compensation practices.

Use of Third Party Data/Peer Group Data

The Compensation Committee determines and periodically reevaluates our peer group based on revenue, market capitalization, net income, number of employees, and similar industry/related technology. Additional factors have included revenue growth over one and three years and total stockholder return over one and three years.

The Compensation Committee considers peer group data as one of several factors when examining and making decisions about officer compensation. The Compensation Committee believes the data are helpful but considers such information as part of a range of factors in determining appropriate compensation levels. Generally, the data are used to ensure that we are paying compensation that is reasonably aligned within our peer group companies. The comparison is not intended to determine compensation in any formulaic way. The Compensation Committee looks to the peer data to ensure that we are paying compensation that is reasonably aligned within our peer group companies.

Evaluation of Executive Performance

The Compensation Committee reviews annually, over a series of meetings, the performance and compensation of each of our executive officers. The Compensation Committee takes into account our financial performance and future expectations, individual performance and experience, and overall compensation levels. The Compensation Committee has not typically assigned specific weights, formulas, or rankings to these factors, but instead makes a determination based on consideration of all of these factors as well as the progress made with respect to our long-term goals and strategies, except that the Compensation Committee does place greater emphasis on the achievement of our overall corporate financial targets in making its determinations and considers those financial targets as shared objectives for all executives.

For those individual goals that are capable of direct measurement, the Compensation Committee considers the percentage of goal achievement taking into account developments during the year, including both internal and external factors affecting the Company. For goals that are qualitative in nature or do not lend themselves to direct financial or numerical measurement, the Compensation Committee relies primarily on its judgment, knowledge of the business, and information obtained through interactions with management throughout the year, recognizing that the degree of achievement of qualitative criteria can still be assessed.

Establishing Performance Goals

The corporate level performance goals and the individual performance goals are normally set shortly after the beginning of each fiscal year. Discussions of next year’s goals typically begin during the fourth quarter of the current fiscal year, in conjunction with management’s development of proposed strategic and operating plans and budget for the next fiscal year. The Compensation Committee endeavors to establish goals for executive officers consistent with NetScout’s strategic plan, financial goals, and operating budget for the year. Accordingly, the Compensation Committee generally has the expectation that achievement will be challenging but achievable.

With respect to specific corporate goals, the Compensation Committee establishes a threshold goal, which is typically a profitability (non-GAAP EPS) target, which we must achieve before full company-wide bonus accruals are made for the fiscal year. The company focuses its profitability target on our publicly-communicated earnings per share guidance for the fiscal year. In the event of revenue performance below guidance, the total company-wide bonus pool will be reduced to meet the EPS guidance. In the event of over performance with respect to profitability, either due to higher revenue, changes in product mix, decisions to reduce investment in certain areas, or unanticipated one-time events such as tax refunds, the additional funds will be shared between the company-wide bonus pool and stockholders in the form of increases to EPS.

In addition, the Chief Executive Officer works with each executive officer to establish individual annual performance goals and then presents proposed goals for each executive officer to the Compensation Committee for review and evaluation. The Compensation Committee or the Board provides advice and comments on the individual executive goals and approves the final goals. Individual executive performance goals except those tied to specific measurements are generally not established or scored in as rigid a manner as the overall corporate level performance goals. The Compensation Committee believes that the Chief Executive Officer is in the best position to evaluate the day to day performance of the executives who report to him, and the Compensation Committee believes that deference to the Chief Executive Officer’s evaluation of such executives and his related recommendations is generally appropriate.

The Compensation Committee makes a determination of each executive’s compensation based on consideration of all of these factors as well as the progress made with respect to our long-term goals and strategies.

Fiscal 2018 Compensation Decisions

Peer Group

Prior to the beginning of fiscal year 2017, our Compensation Committee, in consultation with our independent compensation consultant, reviewed the company’s industry and our executive compensation strategy and philosophy, and developed appropriate screening criteria for selection of a new peer group of companies. Following the transformative acquisition of the Danaher Communications Business in July 2015, the Compensation Committee concluded that the peer group for compensation purposes should change significantly to reflect the company’s new size, complexity, organizational structure and business model. Following the acquisition, the Company almost tripled in size and significantly expanded its markets and products. The Compensation Committee will continue to evaluate the peer group to reflect changes in the industry, including removing companies from the peer group that have been acquired or otherwise cease to be publicly-traded companies.

The peer group below for fiscal year 2018 was selected based on criteria including similar companies that reflect NetScout’s business, model and revenue size following the Danaher transaction. The compensation consultant analyzed, and the Compensation Committee reviewed, potential peer companies on the basis of industry, size, specific business model and a number of business-related criteria. The total revenues of each peer group company generally fits within a range of .40 to 2.5 times that of NetScout, and the peer group has median revenue of approximately $1.2 billion. The peer screening criteria incorporated a focus on not only our increased size and complexity, but also good corporate governance practices.

Fiscal Year 2018 Peer Group

Akamai Technologies, Inc.	National Instruments
Brocade Communications Systems, Inc.*	PTC Inc.
CA Technologies	Rackspace Inc.*
Ciena Corporation	ServiceNow, Inc.
Citrix Systems, Inc.	Splunk Inc.
EarthLink Holdings Corp.*	Synchronoss Technologies, Inc.
Extreme Networks, Inc.	Verint Systems Inc
F5 Networks, Inc.	VeriSign, Inc.
Infinera Corporation	ViaSat Inc.
Ixia*	Viavi Solutions Inc.

*	Company has been removed from peer group for fiscal year 2019.

As has been the case in prior years, the Compensation Committee reviewed for fiscal year 2018 the peer group data and third-party survey data regarding executive compensation. The information confirmed that overall compensation for NetScout’s executive officers at full plan achievement was generally at or just below median as compared with that paid to executive officers at similar companies, with an emphasis on target bonus opportunities that if realized would result in competitive compensation but if not, would result in compensation below market median. For fiscal year 2019, our peer group will include all the companies above with the exception of the following companies which have been removed as a result of acquisitions: Brocade Communications Systems, Inc., Earthlink Holdings Corp., Ixia, and Rackspace Inc.

Survey Data

In determining executive compensation for fiscal year 2018, the Compensation Committee also referred to blended survey information for high-tech companies headquartered in the United States with revenue of approximately $1.5 billion and an organizational structure similar to NetScout’s.

Base Salaries and Target Bonus Percentages

The Compensation Committee and the Board determined that annual base salaries over the most recent two fiscal years were below the 25th percentile in comparison with companies in the new peer group. For fiscal year 2018, the Compensation Committee, with respect to the Named Executive Officers other than the Chief Executive Officer, and the Board, with respect to the Chief Executive Officer, determined that base salaries for fiscal year 2018 would be increased in accordance with market practice and the companies in our peer group. However, the Compensation Committee and the Board determined that total cash compensation should not be significantly increased, and so the short-term incentive target as a percentage of each individual’s base salary was reduced. Following these changes, the total cash compensation for our Named Executive Officers in the form of base salary and short-term incentive at target is between the 25th percentile and median of companies in our new peer group.

Executive Officer	FY 2017 Base Salary	FY 2017 Bonus Target	FY 2017 Sum of Base Salary plus Target Bonus	FY 2018 Base Salary	FY 2018 Bonus Target	FY 2018 Base Sum of Salary plus Target Bonus
Anil Singhal	$325,000	$651,000	$976,000	$500,000	$476,000	$976,000
Michael Szabados	$275,000	$300,000	$575,000	$360,000	$240,000	$600,000
Jean Bua	$265,000	$210,000	$475,000	$330,000	$220,000	$550,000
John Downing*	$238,000	$312,500	$548,000	$240,000	$310,000	$550,000

*	In the case of Mr. Downing, FY 2017 Bonus Target and FY 2018 Bonus Target is inclusive of a bonus target amount and a commission target amount.

Corporate Performance Goals and Achievement

For fiscal year 2018, the Compensation Committee, with respect to the Named Executive Officers other than the Chief Executive Officer, and the Board, with respect to the Chief Executive Officer, approved individual fiscal year 2018 target bonuses that were adjusted as described above when compared to fiscal year 2017 target bonuses.

For fiscal year 2018, the Compensation Committee established an annual threshold non-GAAP EPS target of $2.08 per share. For the fiscal year 2018 short-term incentive, as in prior years, the threshold target must first be achieved in order for a 100% bonus to be paid for fiscal year 2018. For fiscal year 2018, the Company did not meet the threshold non-GAAP EPS target, which was the midpoint of the guidance range and the target previously established by the Compensation Committee and Board. As a result, the company-wide bonus pool was not funded, and the bonus pool for Named Executive Officers was determined to be 0% in accordance with our pay for performance philosophy.

Individual Performance Achievement

The following lists the fiscal year 2018 individual performance goals for each of our Named Executive Officers. Except as provided below, the Compensation Committee determined the goals were achieved for each Named Executive Officer, and the Board determined was largely achieved for our Chief Executive Officer, with the understanding that all Named Executive Officers also shared the corporate-wide financial goals.

Anil Singhal, CEO

•	Did not achieve pre-established revenue target.

•	Achieved effective collaboration between NetScout’s security and service assurance businesses in product, go-to-market, operations, and messaging.

•	Partially achieved goal to continue to drive key strategic initiatives to accelerate growth in both the enterprise and service provider segments including the integration of service assurance and security, customer penetration and “new logos”.

Michael Szabados (COO)

•	Partially achieved goal to deliver the product milestones needed for our specified strategic initiatives.

•	Delivered a comprehensive enterprise risk management/business continuity plan and presented to the Board at the October regular meeting.

•	Partially achieved goal to work with Sales and Finance to complete implementation of common organization and business processes for Support, Service & Delivery, Order Entry, Fulfilment, and associated back office operations for the Service Assurance Business Unit.

John Downing (EVP Worldwide Sales)

•	Did not achieve pre-established new bookings and renewal targets, as specified in the fiscal year 2018 Board plan, in the service assurance market segment, resulting in a pre-established revenue target while ensuring that sales expenses are within plan target and sales retention is better than industry standards.

•	Partially achieved goal to drive messaging and sales initiatives to deliver the company’s expanded capabilities to adjacent audiences (e.g. cybersecurity operations, data center and cloud architects) in order to expand the customer base.

Jean Bua (EVP and CFO)

•	Reevaluated and amended the financial policies associated with leverage, use of capital, minimum cash, tax profile and capital structure in conjunction with the two year anniversary of the Danaher Communications Business acquisition.

•	Designed and implemented the new revenue recognition standard beginning with fiscal year 2019. Developed and executed the approach to explaining the transition’s effect to the stockholders and analyst community.

•	Guided the internal audit function to execute the fiscal year 2018 internal audit plan with quarterly presentations to the Audit Committee.

Bonus Amounts

In determining the bonus amounts for executive officers, the Compensation Committee considered our financial performance and each officer’s non-financial individual leadership, contributions toward completion of the Danaher Communications Business acquisition integration efforts, ongoing development and execution of our strategy, non-financial individual goal achievement, experience, and responsibility. The Compensation Committee considered that the Company had not met the non-GAAP EPS and non-GAAP revenue targets. The Compensation Committee also noted that the Named Executive Officers had achieved some but not all of their individual goals.

The Compensation Committee determined that each Named Executive Officer, and recommended to the Board, in the case of Mr. Singhal, which approved the recommendation, should receive 0% of his or her total eligible bonus. The total bonus amounts for all Named Executive Officers are provided in the Summary Compensation Table. In the case of Mr. Downing, the information presented in the “Non-Equity Incentive Plan Compensation” column consists of his sales commissions.

Equity Awards

Following a review of the Company’s compensation program after the transformative Danaher Communications Business acquisition, as well as stockholder and proxy advisor feedback obtained through our ongoing stakeholder engagement process, the Compensation Committee reviewed and made changes to the long-term equity component for our Named Executive Officers. Recognizing the increase in responsibilities of the Named Executive Officers following the increased size and complexity of the Company, as it has grown from just over $450 million in revenue in fiscal year 2015 to nearly $1 billion in revenue in fiscal year 2018, the Compensation Committee, and the Board, sought to enhance the long-term equity program’s alignment with stockholders’ interest by adding a performance-based component to a significant portion of the long-term equity incentives for named executive officers.

Under the revised guidelines beginning with grants to be made for fiscal year 2019, the Compensation Committee (and the Board with respect to the CEO) approved an increase in the individual Named Executive Officer grant amount guidelines by 50%. This change recognizes the Company’s dramatic growth in revenue, employees, and complexity. The Compensation Committee also determined that for the equity grants for our Named Executive Officers, one-third (as measured by number of RSUs to be granted) of the equity awards granted to our Named Executive Officers will be awarded as a result of prior year performance against corporate and individual performance goals as also set out in last year’s proxy statement. These performance awards will be time-based and vest 25% on the first anniversary of the date of grant, with the balance vesting in equal increments annually over the following three years. Such awards will be granted based on corporate and individual performance, including whether the Company achieves a pre-established non-GAAP EPS profitability target each year with respect to that year’s grant. If the Company fails to achieve the target, this performance-related portion of that year’s RSU award will be appropriately reduced for each Named Executive Officer. The Compensation Committee and the Board will also consider the achievement of individual goals to determine whether this portion of the equity grant will be made to individual Named Executive Officers.

The Compensation Committee believes that the annual grants are appropriate in furtherance of our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders. In addition, the Compensation Committee felt it was important to ensure that Ms. Bua and Messrs. Szabados and Downing have a significant ongoing equity stake in the Company so that each has appropriate incentives and has long-term interests that are aligned with those of our stockholders. Finally, the Compensation Committee and Board believe that incorporating an equity component based on performance is responsive to feedback received from our stakeholders during our engagement process.

The fiscal year 2018 equity awards for each Named Executive Officer, including Mr. Singhal, resulted in RSUs equal to the following number of shares of our common stock pursuant to our 2007 Plan. Discussion of fiscal year 2019 equity awards is described under “Fiscal Year 2019 Compensation Decisions” below.

Name	RSU Grant (shares)
Anil Singhal	60,000
Michael Szabados	35,000
Jean Bua	30,000
John W. Downing	30,000

Other Benefits

NetScout also maintains various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to legal limits on the amounts that may be contributed or paid to executive officers under these plans. One exception to this broad-based eligibility is that executive officers at the vice president level and above are eligible for life insurance policies that provide for three times cash compensation (salary and bonus) up to a $1.5 million cap with evidence of insurability, which differs from the two times salary and bonus and $750,000 cap available to non-sales employees and two times salary and commission and $750,000 cap available to sales employees.

We also offer a 401(k) plan that allows all U.S. employees to invest in a wide array of funds on a pre-tax basis. The 401(k) plan allows U.S. employees to put aside the lesser of 80% of their eligible compensation or $18,000 (or $24,000 for individuals at least 50 years of age) for calendar year 2016. NetScout matches 50% of each employee’s contribution up to 6% of such employee’s annual salary. The matching amount vests 25% per year over four years. After four years of service, the employee match is 100% vested. Employees in the U.S. are eligible to participate on the 401(k) plan on date of hire.

Under his current employment agreement, Mr. Singhal is entitled to the following benefits: disability insurance of no less than 100% of base salary, paid vacation, group life insurance not to exceed $1.5 million, and NetScout’s generally available medical, dental, and vision plans as well as any other benefits generally available to senior executives of NetScout. In addition, NetScout will reimburse Mr. Singhal for tax and estate planning and for leasing and maintaining a car. For 2018, for the Chief Executive Officer, the information presented in the “All Other Compensation” column of the Summary Compensation Table is largely composed of tax and estate planning expenses during the fiscal year.

Fiscal Year 2019 Compensation Decisions

Base Salary

For fiscal year 2019, the Compensation Committee, with respect to the Named Executive Officers other than the Chief Executive Officer, and the Board, with respect to the Chief Executive Officer, determined that base salaries for fiscal year 2019 would not be increased and would remain the same as the base salaries for fiscal year 2018.

Fiscal 2019 Target Bonus Amount

For fiscal year 2019, the Compensation Committee, with respect to the Named Executive Officers other than the Chief Executive Officer, and the Board, with respect to the Chief Executive Officer, approved individual fiscal year 2019 target bonuses that were the same as fiscal year 2018 target bonuses.

The company-wide bonus pool for fiscal year 2019 will be accrued after the non-GAAP EPS target is achieved. Named Executive Officers will not receive a full bonus unless the corporate profitability target has been achieved. The company focuses its EPS target on our publicly-communicated EPS guidance for the fiscal year. In the event of revenue performance below guidance, the bonus pool will be reduced to meet the EPS guidance. In the event of over performance with respect to profitability, either due to higher revenue, changes in product mix, decisions to reduce investment in certain areas, or unanticipated one-time events such as tax refunds, the additional funds will be shared between the company-wide bonus pool and shareholders in the form of increases to EPS. In no event will any Named Executive Officer receive more than 200% of his or her target bonus.

For fiscal year 2019, the Company’s non-GAAP EPS target for executive compensation purposes is the mid-point of our guidance range of between a decline of approximately 20 percent to low double-digit growth over fiscal year 2018 non-GAAP EPS of $1.41 per share. The Company’s non-GAAP revenue target for executive compensation purposes is the mid-point of our guidance range of between a low-single-digit decline to low single-digit growth from fiscal year 2018 non-GAAP revenue of $999.3 million. The Compensation Committee and the Board will take into account any increase to our guidance as a result of any purchases under our share repurchase program.

Following consideration of the company-wide performance targets, the Named Executive Officers’ bonus amounts will be based upon the attainment of the individual goals discussed below:

Anil Singhal, CEO

•	Achieve pre-established revenue and profitability targets

•	Develop company-wide go-to-market strategy for a new product

•	Develop and implement a strategy to penetrate a specified market segment

•	Create additional market opportunities in four specified areas

Michael Szabados (COO)

•	Achieve pre-established revenue and profitability targets

•	Determine specified IT integration plan and execute it on time and on budget

•	Implement operating expense reduction of a specified amount by the fourth quarter of fiscal year 2019

•	Complete major enterprise risk initiatives focusing on compliance, business continuity, and cyber security protection.

John Downing (EVP Worldwide Sales)

•	Achieve pre-established revenue and profitability targets

•	Drive cross-selling and collaboration between enterprise service assurance and security sales teams to support the achievement of key new business bookings targets.

•	Launch a specified new sales initiative in fiscal year 2019 and revive specified accounts

•	Enable our continued transition from hardware to software revenue as measured by specified metrics.

Jean Bua (EVP and CFO)

•	Achieve pre-established revenue and profitability targets

•	Restructure the technology and processes to implement all new accounting standards including the new leasing standard for financial reporting periods beginning in fiscal year 2020

•	Implement the tax standard throughout our operations and review the capital structure and identify any efficiencies and changes

•	Successfully support the divestiture of the handheld network tools business

Certain specific revenue, strategic initiatives and bookings and renewals targets are not disclosed because it would be competitively harmful to do so. We will disclose certain of the specific metrics at the end of the performance period when doing so would not be competitively harmful.

Equity Awards

Following a review of the Company’s compensation program after the transformative Danaher Communications Business acquisition, as well as stockholder and proxy advisor feedback obtained through our ongoing stakeholder engagement process, the Compensation Committee reviewed and made changes to the long-term equity component for our Named Executive Officers. Recognizing the increase in responsibilities of the Named Executive Officers following the increased size and complexity of the Company, as it has grown from just over $450 million in revenue in fiscal year 2015 to nearly $1 billion in revenue in fiscal year 2018, the Compensation Committee, and the Board, sought to enhance the long-term equity program’s alignment with stockholders’ interest by adding a performance-based component to a significant portion of the long-term equity incentives for named executive officers.

Under the revised guidelines beginning with grants to be made for fiscal year 2019, the Compensation Committee (and the Board with respect to the CEO) approved an increase in the individual Named Executive Officer grant amount guidelines by 50%. This change recognizes the Company’s dramatic growth in revenue, employees, and complexity. The Compensation Committee also determined that for the equity grants for our Named Executive Officers, one-third (as measured by number of RSUs to be granted) of the equity awards granted to our Named Executive Officers will be awarded as a result of prior year performance against corporate and individual performance goals as set out also in last year’s proxy statement. These performance awards will be time-based and vest 25% on the first anniversary of the date of grant, with the balance vesting in equal increments annually over the following three years. Such awards will be granted based on the Compensation Committee’s and Board’s assessment of corporate and individual performance, including whether the Company achieves a pre-established non-GAAP EPS profitability target each year, as well as the achievement of individual objectives, with respect to that year’s grant. If the Company fails to achieve the target, this performance-related portion of that year’s RSU award will be appropriately reduced for each Named Executive Officer. The Compensation Committee and the Board will also consider the achievement of individual goals to determine whether this portion of the equity grant will be made to individual Named Executive Officers.

The Compensation Committee believes that the annual grants are appropriate in furtherance of our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders. In addition, the Compensation Committee felt it was important to ensure that Ms. Bua and Messrs. Szabados and Downing have a significant ongoing equity stake in the Company so that each has appropriate incentives and has long-term interests that are aligned with those of our stockholders. Finally, the Compensation Committee and Board believe that incorporating an equity component based on performance is responsive to feedback received from our stakeholders during our engagement process.

The fiscal year 2019 equity awards for each Named Executive Officer, including Mr. Singhal, resulted in RSUs equal to the following number of shares of our common stock pursuant to our 2007 Plan. Due to the company’s performance in fiscal year 2018, and despite the partial achievement of individual goals by our Named Executive Officers, no additional equity award grants were made under the new program, and as a result, the RSU grants for each of the Named Executive Officers are at the same level as the RSU grants in fiscal year 2018.

Name	RSU Grant (shares)
Anil Singhal	60,000
Michael Szabados	35,000
Jean Bua	30,000
John W. Downing	30,000

Post-Termination Compensation

Mr. Singhal’s employment agreement provides that if any of the following three events occur (1) NetScout terminates Mr. Singhal’s employment for any reason other than due cause (as defined in the agreement), (2) Mr. Singhal terminates his employment for any reason at any time following the consummation of a sale of NetScout, or (3) upon the death or disability of Mr. Singhal, then Mr. Singhal, or his estate, is entitled to receive in a lump sum, a payment equal to the net present value of $16,208 per month for a period of seven years. If Mr. Singhal terminates his employment with NetScout for any reason prior to the consummation of a sale of NetScout, he is entitled to such lump sum payment for the period for which his severance benefits have vested (not to exceed seven years). Mr. Singhal will also receive continued health and dental benefits during such period. Mr. Singhal’s severance benefits, including health and dental benefits, are fully vested, and we have projected its future payments for this unfunded obligation at approximately $1.6 million in the aggregate. Mr. Singhal’s employment agreement was amended in May 2012 to update certain provisions with respect to the application of Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, but such amendment did not affect any of the provisions described above.

In May 2012, NetScout entered into amended and restated severance agreements with its Named Executive Officers, other than its Chief Executive Officer. These agreements are intended to help NetScout retain key executives and to reinforce the continued attention and dedication of management in event of a change of control and to provide protection so that such executives can act in the best interests of NetScout without distraction. For each of the Named Executive Officers, the amended and restated severance agreements provide certain payments in the event that such officer is terminated without cause (as defined in the applicable agreement) or resigns for good reason (as defined in the applicable agreement) at any time prior to a change in control of NetScout (as defined in the applicable agreement) or within one year thereafter. In such event, such officer will receive 12 months of his or her then current salary, and, if such termination occurs after a change of control, such officer will also receive a prorated amount of his maximum annual target bonus, based on the months elapsed in such year that in any event will not be less than 50% of his or her maximum annual target bonus and accelerated vesting of any outstanding unvested equity awards under the 2007 Plan, or any successor thereto, that would have vested or become exercisable within one year of such termination. In January 2015, the Board approved amendments to such severance agreements to clarify that the acquisition of the Danaher Communications Business would not constitute a change of control of NetScout (as defined in the applicable agreement).

With respect to the severance agreement with Mr. Downing, if such termination occurs after a change of control, such payments will also include accrued but unpaid sales commissions plus a prorated amount of his maximum target sales commissions (without double counting for previously paid commissions) that in any event will not be less than 50% of his maximum target sales commissions.

Each of the amended and restated severance agreements listed above contain a one year initial term with one year automatic renewal terms unless NetScout or the respective executive officer elects not to renew the agreement.

The agreements also contain forfeiture provisions requiring repayment of severance amounts if it is ultimately determined that the executive officer committed certain prohibited conduct while employed by NetScout or materially breached any of the officer’s agreements with NetScout.

Regulatory Requirements

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) NetScout cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to “covered employees” in a taxable year. Prior to the recent enactment of the Tax Cuts and Jobs Act, compensation that qualified as “performance-based compensation” under Section 162(m) was not subject to this deduction limitation. Pursuant to the Tax Cuts and Jobs Act, this exception for “performance-based compensation” under Section 162(m) was repealed, with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided by the Tax Cuts and Jobs Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. As a result, compensation paid to any of our “covered employees” in excess of $1 million per taxable year generally will not be deductible unless among other requirements, it is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief provided by the Tax Cuts and Jobs Act, no assurance can be given that any compensation paid by the company will be eligible for such transition relief and, therefore, eligible for the “performance-based compensation” exception under Section 162(m). The Compensation Committee will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements.

Other Key Regulations Affecting Compensation Plans

Post-termination compensation is designed to minimize the effect of additional taxes imposed by Section 409A of the Code.

Management of Risk

Following review and discussion, the Compensation Committee believes that any risks arising from our compensation policies and practices for our employees will not have a material adverse effect on NetScout. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The considerations which led the Compensation Committee to this conclusion include the following:

•	We provide executives with a reasonable base salary. We believe these base salary levels mitigate risk-taking behavior by providing reasonable predictability in the level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics.

•	We use a mixture of compensation elements that is intended to discourage short-term risk taking. Further, the executive team overall has a long tenure and significant experience, enabling it to deal with business cycles.

•	Short term incentives in the form of annual performance bonus payouts are generally established at 100% of the target amount, unless the Compensation Committee or the Board determines that extraordinary performance warrants a higher payout, a process that the Compensation Committee believes mitigates the likelihood that our executives will take excessive risks.

•	Equity incentive awards are generally granted annually and generally vest over four years, so executives have a significant amount of unvested awards that could decrease significantly in value if our business is not managed for the long-term. As noted, there are Stock Holding Guidelines designed to reinforce that long-term view.

•	We have a robust system of internal controls and a comprehensive compliance program, which includes extensive training of all employees, which we believe promotes a culture of ethical behavior and compliance, as well as an appropriate attitude toward risk-taking. The Compensation Committee retains discretion to adjust compensation based on adherence to our values and compliance with programs, among other things.

Report of Compensation Committee of the Board of Directors2

The Compensation Committee has reviewed the Compensation Discussion and Analysis portion of this proxy statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the CD&A portion of this proxy statement be included in NetScout’s proxy statement and incorporated into NetScout’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018. This report is provided by the following independent directors, who comprise the Compensation Committee:

Joseph G. Hadzima, Chair

Robert E. Donahue

Christopher Perretta

[2]	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Pay Ratio

Under SEC rules, we are required to provide information regarding the relationship between the annual total compensation of Mr. Singhal, in his role as Chief Executive Officer, and the annual total compensation of our “median employee”. For our last completed fiscal year, which ended March 31, 2018:

•	The median of the annual total compensation of all employees (other than Mr. Singhal, including our consolidated subsidiaries) was approximately $116,067.

•	Mr. Singhal’s annual total compensation, as reported in the Summary Compensation Table included in this Proxy Statement, was $2,612,997.

•	Based on the above, for fiscal year 2018, the ratio of Mr. Singhal’s annual total compensation to the median of the annual total compensation of all employees was approximately 23 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

The methodology we used to calculate the pay ratio is described below.

•	We determined the median of the annual total compensation of our employees as of January 1, 2018 at which time we (including our consolidated subsidiaries) had approximately 3,096 full-time and part-time employees.

•	We then compared the sum of (i) the annual base salary of each of these employees for fiscal year 2018, plus (ii) the total annual cash incentive bonus or commission, as applicable, earned by each of these employees for fiscal year 2018 as reflected in our payroll records, plus (iii) the aggregate grant date fair value of equity awards granted to these employees in fiscal year 2018, to determine the median employee. Compensation paid in foreign currency was converted to U.S. dollars using a spot exchange rate.

Once we identified our median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. With respect to Mr. Singhal’s annual total compensation, we used the amount reported in the “Total” column of our Summary Compensation Table.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Hadzima, DeMarines, Donahue or Perretta was, during the past fiscal year, an officer or employee of NetScout or any of our subsidiaries, was formerly an officer of NetScout or any of our subsidiaries, or had any relationship with us requiring disclosure herein. During the past fiscal year, none of our executive officers served as:

•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, of whose executive officers served on our Compensation Committee;

•	a director of another entity, one of whose executive officers served on our Compensation Committee; or

•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

Transactions with Related Persons

We have a written policy with respect to “Related Persons Transactions.” Except as specifically provided below, all “Related Person Transactions” require approval or ratification by either our Audit Committee (provided that the transaction involves terms comparable to terms that could be obtained in an arms-length dealing with unrelated third parties), the majority of disinterested members of our Board, or, in the case of transactions that involve compensation, our Compensation Committee or our Board. Like other Company policies, our Policy with respect to Related Person Transactions is managed on a day to day basis by our management team, including our General Counsel, and to the extent necessary, related matters are discussed with our Board (or a committee thereof) or our outside counsel.

For NetScout, a “Related Person Transaction” is broadly defined as any transaction between NetScout and any Related Person (as defined below), including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. A Related Party Transaction will require disclosure to our Audit Committee but will not require Audit Committee approval if (i) such transaction is available to all of our employees generally, (ii) if such transaction, when aggregated with any other similar transactions with such person during such fiscal year, involves less than $5,000 or (iii) such transaction is an ordinary course, commercial transaction with an entity in which a Related Person serves as an officer or director and such transaction is the result of arms-length negotiation not involving such Related Person.

A “Related Person” means:

i.	a director or executive officer of NetScout, as well as any nominee for director proposed to be elected at the next annual meeting of stockholders;

ii.	a stockholder owning in excess of five percent of NetScout (or its controlled affiliates);

iii.	an immediate family member of the persons listed in i and ii above (“immediate family” as defined under Item 404 of Regulation S-K under the Securities Exchange Act of 1934); or

iv.	an entity which someone listed in i, ii, or iii above has more than a 10% ownership interest or control of such entity.

Our Board has determined that our Audit Committee is generally best suited to review and approve Related Person Transactions. If Audit Committee approval is not practicable (because, for example, it involves terms that are not comparable to terms that could be obtained from an arms-length dealing with an unrelated third parties or because of logistical difficulties), or if a transaction involves compensation, such approval may be obtained as provided above. Such Related Person Transactions may be presented for approval or preliminarily entered into by our management subject to ratification by the applicable committee or our Board, provided that if ratification does not occur, our management is obliged to take all reasonable efforts to cancel or annul such transaction.

In determining whether or not to approve a Related Person Transaction, the applicable committee or our Board will also consider whether such transaction would affect the status of a member of our Board as an “independent director” as promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any exchange upon which our securities are traded, or any governmental or regulatory body exercising authority over us. If the result of any such Related Person Transaction is that a majority of our Board would no longer be deemed to be “independent directors” then such transaction will not be approved. Other than as described in the following three paragraphs or under “Employment and Other Agreements” and “Post Termination Compensation” above and as disclosed below, the Company is not party to any Related Person Transactions with respect to the fiscal year ended March 31, 2018.

In connection with our acquisition of the communications business of Danaher Corporation (“Danaher”) on July 14, 2015, we entered into or assumed obligations under various ancillary agreements with Danaher, including a Commercial Lease Agreement and Transition Services Agreement. Under the Commercial Lease Agreement, in addition to paying all costs and expenses relating to the premises, we are obligated to pay Tektronix, Inc., which, at the time of the acquisition was a subsidiary of Danaher, base rent during the first two lease years of $984,000 per annum and during the third lease year, $3,000,000 per annum. The Transition Services Agreement provides for payment for services on a schedule-by-schedule basis, and the terms and costs of such services vary. Mr. Lico is the founding President and CEO of Fortive Corporation, which was spun out of Danaher in July 2016. In connection with this spin out, the Transition Services Agreement was amended to, among other things, assign Danaher’s rights, duties, obligations and liabilities under the Transition Services Agreement to Fluke Corporation, a subsidiary of Fortive Corporation. Further, as a result of the spin out, Tektronix, Inc. is a subsidiary of Fortive Corporation. Mr. Lico will no longer serve on the Board of Directors of NetScout following the completion of this year’s annual meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock, or collectively, Reporting Persons, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the fiscal year ended March 31, 2018 and written representations from certain Reporting Persons, we believe that all Section 16(a) filing requirements were complied with on a timely basis during the fiscal year ended March 31, 2018.

AUDITORS FEES AND SERVICES

The following sets forth the aggregate fees billed to us by our independent registered public accounting firm during the fiscal years ended March 31, 2018 and 2017:

Audit Fees

Fees for audit services were approximately $2,320,808 and $2,334,140 for the fiscal years ended March 31, 2018 and 2017, respectively, including fees associated with the integrated audit of the consolidated financial statements included in our Annual Report on Form 10-K, the reviews of our Quarterly Reports on Form 10-Q, and statutory audits required of our foreign subsidiaries.

Audit-Related Fees

Fees for audit-related services were approximately $388,000 and $0 for the fiscal years ended March 31, 2018 and 2017, respectively, including fees associated with services related to review of accounting for significant transactions.

Tax Fees

Total fees for tax services were approximately $68,770 and $88,270 for the fiscal years ended March 31, 2018 and 2017, respectively, consisting of tax compliance and preparation fees and other domestic and international tax advisory services.

All Other Fees

Total all other fees were approximately $2,756 and $3,656 for the fiscal years ended March 31, 2018 and March 31, 2017, respectively, consisting of fees related to accounting due diligence, training and research services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

Our Audit Committee has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, or the Pre-Approval Policy, to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services within approved monetary limits. All of the services provided by PricewaterhouseCoopers LLP in fiscal 2018 were pre-approved in accordance with this policy. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by our Audit Committee before it may be provided by our independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by our Audit Committee. All of the audit-related, tax, and all other services provided by our independent registered public accounting firm in fiscal years 2018 and 2017 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in fiscal years 2018 and 2017 were reviewed with our Audit Committee, which concluded that the provision of such services by our independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders.

This year, a number of brokers with account holders who are stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or the Company. Direct your written or oral request to the Company to our principal executive offices, 310 Littleton Road, Westford, Massachusetts 01886, Attn: Investor Relations, telephone: (979) 614-4000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

Our proxy statement, the proxy card, and our Annual Report to Stockholders for the fiscal year ended March 31, 2018 are all available free of charge upon written request to: Investor Relations, 310 Littleton Road, Westford Massachusetts 01886.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals — THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2, 3 AND 4 SET FORTH BELOW.

1.	To elect two Class I directors nominated by our Board to the Board of Directors to serve until the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	+

	For	Withhold		For	Withhold
01 - Alfred Grasso	☐	☐	02 - Vincent J. Mullarkey	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve the amendment and restatement of our 2011 Employee Stock Purchase Plan to increase the number of shares of our common stock authorized for issuance thereunder by 3,000,000 shares and make certain other changes described in Proposal 2 in the proxy materials.	☐	☐	☐	3.	To ratify the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2019.	☐	☐	☐

4.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement in accordance with Securities and Exchange Commission rules.	☐	☐	☐		Note: Your proxy holder will also vote on any other business properly brought before the Annual Meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.) PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

02VULA

Important notice regarding the Internet availability of proxy materials for the

Annual Meeting of Stockholders. The Proxy Statement and the 2018 Annual

Report to Stockholders are available at: www.edocumentview.com/NTCT

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NETSCOUT SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 12, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anil K. Singhal and Jean Bua, and each of them, proxies, with full power of substitution, to vote all shares of common stock of NetScout Systems, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, September 12, 2018, at 10:00 a.m. local time, at NetScout Systems Inc., 310 Littleton Road, Westford, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 27, 2018, a copy of which has been received by the undersigned.

(Continued and to be marked, dated and signed, on the other side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., ET, on September 11, 2018.

Vote by Internet
• Go to www.investorvote.com/NTCT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2, 3 AND 4 SET FORTH BELOW.

1.	To elect two Class I directors nominated by our Board to the Board of Directors to serve until the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	+

	For	Withhold		For	Withhold
01 - Alfred Grasso	☐	☐	02 - Vincent J. Mullarkey	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve the amendment and restatement of our 2011 Employee Stock Purchase Plan to increase the number of shares of our common stock authorized for issuance thereunder by 3,000,000 shares and make certain other changes described in Proposal 2 in the proxy materials.	☐	☐	☐	3.	To ratify the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2019.	☐	☐	☐

4.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement in accordance with Securities and Exchange Commission rules.	☐	☐	☐		Note: Your proxy holder will also vote on any other business properly brought before the Annual Meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.) PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Important notice regarding the Internet availability of proxy materials for the

Annual Meeting of Stockholders. The Proxy Statement and the 2018 Annual

Report to Stockholders are available at: www.edocumentview.com/NTCT

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — NETSCOUT SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 12, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anil K. Singhal and Jean Bua, and each of them, proxies, with full power of substitution, to vote all shares of common stock of NetScout Systems, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, September 12, 2018, at 10:00 a.m. local time, at NetScout Systems Inc., 310 Littleton Road, Westford, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 27, 2018, a copy of which has been received by the undersigned.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+